                                                                     EXHIBIT 2.5

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          MERKERT AMERICAN CORPORATION,


                       RICHMONT MARKETING SPECIALISTS INC.

                                       and

                               THE STOCKHOLDERS OF


                       RICHMONT MARKETING SPECIALISTS INC.


                           Dated as of April 28, 1999






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                                TABLE OF CONTENTS
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
ARTICLE 1.          THE MERGER....................................................................................2
         1.1        The Merger....................................................................................2
         1.2        The Closing...................................................................................2
         1.3        Effective Time................................................................................2
         1.4        Ancillary Agreements..........................................................................2
         1.5        Certificate of Incorporation and Bylaws of the Surviving Corporation..........................3
         1.6        Board of Directors of Surviving Corporation...................................................3
         1.7        Officers of Surviving Corporation.............................................................4
         1.8        Change of Name................................................................................4

ARTICLE 2.          EXCHANGE OF STOCK.............................................................................4
         2.1        Outstanding Common Stock of Merkert...........................................................4
         2.2        Conversion of RMSI Stock......................................................................4
         2.3        Lost or Stolen Certificates...................................................................7
         2.4        Dissenters' Rights............................................................................7

ARTICLE 3.          REPRESENTATIONS AND WARRANTIES OF RMSI........................................................8
         3.1        Existence; Good Standing; Authority; Compliance With Law......................................8
         3.2        Authorization, Validity and Effect of Agreements..............................................9
         3.3        Capital Stock of RMSI........................................................................10
         3.4        Real Property................................................................................10
         3.5        Contracts....................................................................................12
         3.6        Transactions with Interested Persons.........................................................13
         3.7        Employee Benefit Programs....................................................................13
         3.8        Intentionally Omitted........................................................................16
         3.9        No Payments to Employees, Officers and Directors.............................................16
         3.10       Taxes........................................................................................16
         3.11       Tax-Free Treatment...........................................................................18
         3.12       Proxy Statement..............................................................................18
         3.13       SEC Documents................................................................................18
         3.14       No Brokers...................................................................................19
         3.15       Litigation...................................................................................19
         3.16       Absence of Certain Changes...................................................................19
         3.17       Disclosure...................................................................................19
         3.18       Undisclosed Liabilities......................................................................20
         3.19       Customers and Principals.....................................................................20
         3.20       Receivables..................................................................................20
         3.21       Definition of RMSI's Knowledge...............................................................20
         3.22       Ownership of Merkert Common Stock............................................................20
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
ARTICLE 4.          INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE RMSI STOCKHOLDERS...........................21
         4.1        Investment Representations...................................................................21
         4.2        Registration.................................................................................21
         4.3        Ownership of Merkert Common Stock............................................................22

ARTICLE 5.          REPRESENTATIONS AND WARRANTIES OF MERKERT....................................................22
         5.1        Existence; Good Standing; Authority; Compliance With Law.....................................22
         5.2        Authorization, Validity and Effect of Agreements.............................................23
         5.3        Capital Stock of Merkert.....................................................................24
         5.4        Real Property. ..............................................................................25
         5.5        Contracts....................................................................................26
         5.6        Transactions with Interested Persons.........................................................27
         5.7        Employee Benefit Programs....................................................................27
         5.8        Intentionally Omitted........................................................................29
         5.9        No Payments to Employees, Officers and Directors.............................................29
         5.10       Taxes........................................................................................29
         5.11       Tax-Free Treatment...........................................................................31
         5.12       Proxy Statement..............................................................................31
         5.13       SEC Documents................................................................................31
         5.14       No Brokers...................................................................................32
         5.15       Litigation...................................................................................32
         5.16       Absence of Certain Changes...................................................................32
         5.17       Disclosure...................................................................................32
         5.18       Undisclosed Liabilities......................................................................33
         5.19       Customers and Principals.....................................................................33
         5.20       Receivables..................................................................................33
         5.21       Definition of Merkert's Knowledge............................................................33
         5.22       Opinion of Financial Advisor.................................................................33

ARTICLE 6.          COVENANTS....................................................................................34
         6.1        Acquisition Proposals........................................................................34
         6.2        Conduct of Businesses........................................................................36
         6.3        Meeting of Stockholders......................................................................39
         6.4        Filings; Other Action........................................................................39
         6.5        Access to Information........................................................................40
         6.6        Publicity....................................................................................41
         6.7        Proxy Statement..............................................................................41
         6.8        Listing Application..........................................................................42
         6.9        Further Action...............................................................................42
         6.10       Affiliates of RMSI...........................................................................43
         6.11       Expenses.....................................................................................43
         6.12       Notice of Default............................................................................43
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
         6.13       Filings Under Hart-Scott-Rodino Act..........................................................44
         6.14       Tax-Free Treatment...........................................................................44
         6.15       Nonsolicitation..............................................................................44
         6.16       Financing....................................................................................45
         6.17       RMSI Employees...............................................................................45
         6.18       Exchange Offer Registration Statement........................................................45
         6.19       Option Registration Statement................................................................46
         6.20       Ancillary Agreements.........................................................................46
         6.21       Spousal Consent..............................................................................47

ARTICLE 7.          CONDITIONS...................................................................................47
         7.1        Conditions to Each Party's Obligation to Effect the Merger...................................47
         7.2        Conditions to Obligations of RMSI to Effect the Merger.......................................48
         7.3        Conditions to Obligation of Merkert to Effect the Merger.....................................49

ARTICLE 8.          TERMINATION; AMENDMENT; WAIVER...............................................................50
         8.1        Termination..................................................................................50
         8.2        Effect of Termination........................................................................51
         8.3        Extension; Waiver............................................................................51

ARTICLE 9.          GENERAL PROVISIONS...........................................................................52
         9.1        Nonsurvival of Representations, Warranties and Agreements....................................52
         9.2        Notices......................................................................................52
         9.3        Assignment; Binding Effect; Benefit..........................................................53
         9.4        Entire Agreement.............................................................................53
         9.5        Amendment....................................................................................54
         9.6        Governing Law................................................................................54
         9.7        Counterparts.................................................................................54
         9.8        Headings.....................................................................................54
         9.9        Interpretation...............................................................................54
         9.10       Waivers......................................................................................54
         9.11       Incorporation................................................................................55
         9.12       Severability.................................................................................55
         9.13       Enforcement of Agreement.....................................................................55
         9.14       Certain Definitions..........................................................................55
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
EXHIBITS

Exhibit A           Certificate of Merger
Exhibit B-1         Form of Merkert Voting Agreement
Exhibit B-2         Form of RMSI Voting Agreement
Exhibit C-1         Form of Charter Amendment for Changes to Board of Directors
Exhibit C-2         Form of Charter Amendment for Name Change
Exhibit D           Form of Affiliate Letter
Exhibit E           Form of SMART Cancellation Consent
Exhibit F           Form of Spousal Consent
Exhibit G           Form of Post-Merger Voting Agreement
Exhibit H           Form of Advisory Agreement
Exhibit I-1         Registration Rights Agreement for RMSI Stockholders
Exhibit I-2         Form of Registration Rights Agreement for Merkert Stockholders

SCHEDULES

Schedule 7.2(g)            List of Merkert Required Consents
Schedule 7.3(i)            List of RMSI Required Consents
Schedule 6.2(a)(xiii)      Pending Transactions
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                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of April 28, 1999, by and among Merkert American Corporation, a Delaware corporation ("Merkert"), Richmont Marketing Specialists Inc., a Delaware corporation ("RMSI"), and MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A. Watt (collectively, the "RMSI Stockholders").


                                    RECITALS

         WHEREAS, the boards of directors of Merkert and RMSI have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which RMSI would merge with and into Merkert and Merkert would be the surviving corporation (the "Merger");

         WHEREAS, the boards of directors of Merkert and RMSI, respectively, have determined that the Merger is in the best interests of their respective companies and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for herein upon the terms and subject to the conditions set forth herein;

         WHEREAS, contemporaneously with the execution of this Agreement, the RMSI Stockholders are entering into an agreement with Merkert in which they have agreed to vote their shares of common stock, par value $.01 per share, of RMSI ("RMSI Common Stock") subject to the terms contained therein;

         WHEREAS, contemporaneously with the execution of this Agreement, Monroe & Company II, LLC, Joseph T. Casey, Glenn F. Gillam, Douglas H. Holstein, Gerald
R. Leonard, Sidney D. Rogers, Jr. and Thomas R. Studer (the "Management Stockholders"), are entering into an agreement with RMSI in which they have agreed to vote their shares of common stock, par value $.01 per share, of Merkert ("Merkert Common Stock") and their shares of restricted common stock, par value $.01 per share, of Merkert ("Merkert Restricted Common Stock"), subject to the terms contained therein; and

         WHEREAS, Merkert, RMSI and the RMSI Stockholders desire to make certain representations, warranties and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1. THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), RMSI shall be merged with and into Merkert in accordance with this Agreement, and the separate corporate existence of RMSI shall thereupon cease. Merkert shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect specified in Section 259 of the Delaware General Corporation Law (the "DGCL"). It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). All of the parties to this Agreement agree to report the Merger, for all purposes, in a manner which is consistent with the preceding sentence.

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at 10:00 a.m., local time, on the date which is the first business day immediately following the day on which the last of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith, or at such other time, date or place as the parties hereto may agree. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the meetings of stockholders of RMSI and Merkert held pursuant to Section 6.3. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time. If all of the conditions to the Merger set forth in
Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 8, the parties hereto shall promptly cause a Certificate of Merger satisfying the requirements of the DGCL and in substantially the form attached hereto as Exhibit A (the "Certificate of Merger"), to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

         1.4 Ancillary Agreements. As an inducement to Merkert and RMSI to enter into this Agreement, the following agreements are being executed contemporaneously with the execution of this Agreement: the voting agreement dated as of the date hereof by and among Merkert and the each of the RMSI Stockholders in the form attached hereto as Exhibit B-1 (the "RMSI Voting Agreement") and the voting agreement by and among RMSI and each of the Management Stockholders in the form attached hereto as Exhibit B-2 (the "Merkert Voting Agreement"). In addition, Merkert agrees to use commercially reasonable efforts to obtain a Voting Agreement in the form attached hereto as Exhibit B-2 from Eugene F. Merkert, the Eugene F. Merkert 1984 Revocable Trust and the Eugene F. Merkert 1991 Charitable Remainder Unitrust.





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





         1.5 Certificate of Incorporation and Bylaws of the Surviving
Corporation.

                  (a) Charter. The Second Amended and Restated Certificate of Incorporation of Merkert in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, as amended as provided in Sections 1.6(b) and 1.8 of this Agreement and until duly amended in accordance with applicable law and such certificate of incorporation (the "Surviving Corporation Charter").

                  (b) Bylaws. The bylaws of Merkert in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law, the Surviving Corporation Charter and such bylaws.

         1.6 Board of Directors of Surviving Corporation.

                  (a) As of the Effective Time, the number of directors of Merkert shall be fixed at nine (9). As of the Effective Time, four (4) of the directors of Merkert shall be Gerald R. Leonard, Edward P. Grace III, James L. Monroe and James A. Schlindwein (the foregoing four (4) individuals being referred to herein collectively as the "Merkert Designees"). As of the Effective Time, the remaining five (5) directors of Merkert shall be John P. Rochon, Nick
G. Bouras, Timothy M. Byrd and Ronald D. Pedersen and one (1) individual (the "Independent Director") designated by RMSI prior to the Effective Time who shall not be an employee of either RMSI or Merkert and shall otherwise be reasonably acceptable to Merkert (the foregoing five (5) individuals being referred to herein collectively as the "RMSI Designees").

                  (b) At the Effective Time, the Second Amended and Restated Certificate of Incorporation of Merkert shall be amended as set forth in Exhibit C-1 attached hereto (the "Board Amendment") so that the Board of Directors of Merkert shall be divided into three (3) classes, and the directors of each class of the Board of Directors of Merkert shall be as follows (subject to the provisions of this Section 1.6):


            Class                           Designee                                       Term Expires
            -----                           --------                                       ------------
              I                             Ronald D. Pedersen                                 2000
              I                             Timothy M. Byrd                                    2000
              I                             James A. Schlindwein                               2000
             II                             Nick G. Bouras                                     2001
             II                             Gerald R. Leonard                                  2001
             II                             Edward P. Grace III                                2001
             III                            John P. Rochon                                     2002
             III                            James L. Monroe                                    2002
             III                            Independent Director                               2002



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




                  (c) Merkert and RMSI agree that in the event that any Merkert Designee is unable or otherwise fails to serve, for any reason, as a director of Merkert at the Effective Time, Merkert shall have the right to designate another individual to serve as a director of Merkert at the Effective Time in place of such Merkert Designee (or if a vacancy shall be deemed to have occurred in respect thereof, Merkert shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to RMSI. Merkert and RMSI shall each cause such designee of Merkert to be elected to the Board of Directors of Merkert at the Effective Time in place of such Merkert Designee.

                  (d) Merkert and RMSI agree that in the event that any RMSI Designee is unable or otherwise fails to serve, for any reason, as a director of Merkert at the Effective Time, RMSI shall have the right to designate another individual to serve as a director of Merkert at the Effective Time in place of such RMSI Designee (or if a vacancy shall be deemed to have occurred in respect thereof, RMSI shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Merkert. Merkert and RMSI shall each cause such designee of RMSI to be elected to the Board of Directors of Merkert at the Effective Time in place of such RMSI Designee.

         1.7 Officers of Surviving Corporation. At the Effective Time, the officers of Merkert shall include, but not be limited to, Ronald D. Pedersen, who shall be Chairman of the Board of Directors, Gerald R. Leonard, who shall be Chief Executive Officer and President, Bruce A. Butler, who shall be Chief Operating Officer, Joseph T. Casey, who shall be Chief Financial Officer, Douglas H. Holstein, who shall be Executive Vice President--Sales, and Jeffrey Hill, who shall be an Executive Vice President--New Business Development.

         1.8 Change of Name. At the Effective Time, Article I of the Second Amended and Restated Certificate of Incorporation of Merkert shall be amended to change the name of the Surviving Corporation to "Marketing Specialists Corporation" as set forth in Exhibit C-2 attached hereto.


ARTICLE 2. EXCHANGE OF STOCK

         2.1 Outstanding Common Stock of Merkert. At and after the Effective Time, each share of Merkert Common Stock outstanding immediately prior to the Effective Time shall remain outstanding.

         2.2 Conversion of RMSI Stock.

                  (a) The maximum aggregate number of shares of Merkert Common Stock issuable to the holders of RMSI Common Stock in the Merger shall be 6,705,551. At the


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




Effective Time, each share of RMSI Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares of RMSI Common Stock to be canceled pursuant to Section 2.2(c) below and except as otherwise provided in Section 2.4 below with respect to Dissenting Shares (as defined below)) shall, by virtue of the Merger and without any action on the part of Merkert or RMSI or the holders of any of the securities of either of such corporations, be converted into that number of fully paid and nonassessable shares of Merkert Common Stock equal to the quotient (the "Exchange Ratio") obtained by dividing (i) 6,705,551 by (ii) the total number of shares of RMSI Common Stock issued and outstanding immediately prior to the Effective Time; provided, however, that no fractional shares of Merkert Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of Merkert Common Stock pursuant to this Agreement, each holder of RMSI Common Stock upon surrender of a certificate representing ownership of RMSI Common Stock for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of Merkert Common Stock on the Nasdaq National Market on the five (5) trading days immediately preceding the second day prior to the Closing Date by (ii) the fractional amount of the shares which such holder would otherwise be entitled to receive under this Article 2. The term "Merger Consideration" shall mean the total number of shares of Merkert Common Stock to be issued to holders of RMSI Common Stock in the Merger, together with the total amount of cash delivered in lieu of fractional shares pursuant to this Section 2.2(a).

                  (b) As a result of the Merger and without any action on the part of the holders thereof, all shares of RMSI Common Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate" and, collectively, the "Certificates") representing any shares of RMSI Common Stock (other than those shares of RMSI Common Stock to be canceled pursuant to Section 2.2(c) below and except as otherwise provided in Section 2.4 below with respect to Dissenting Shares (as defined below)) shall thereafter cease to have any rights with respect to such shares of RMSI Common Stock, except, without interest, such holder's proportionate share of the Merger Consideration in accordance with Section 2.2(a) upon the surrender of such Certificate.

                  (c) Each share of RMSI Common Stock issued and held in RMSI's treasury or owned by Merkert immediately prior to the Effective Time, if any, by virtue of the Merger shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

                  (d) At the Effective Time, the stock transfer books of RMSI shall be closed, and there shall be no further registration of transfers of shares of RMSI Common Stock thereafter on the records of RMSI. If, after the Effective Time, Certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided and the holder of such Certificates shall also be entitled to receive any and all dividends and distributions (whether in the form of cash, stock or otherwise) payable in respect of the Merger Consideration with a record date after the Effective Time and prior to the cancellation of such Certificates. Certificates surrendered for exchange by any person constituting an "affiliate" of RMSI for purposes of Rule 145, as such rule may be amended from time to time ("Rule

145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Merkert has received an affiliate letter in the form attached hereto as Exhibit D (the "Affiliate Letter") from such person.

                  (e) At the Effective Time, and subject to the consent of the holder thereof, RMSI's obligations with respect to each senior management appreciation right (collectively, the "SMARTs") outstanding immediately prior to the Effective Time shall be canceled and, in exchange therefor, the holders of such SMARTs shall be entitled to receive incentive options to purchase shares of Merkert Common Stock issued pursuant to Merkert's Amended and Restated 1998 Stock Option and Incentive Plan (such plan, the "Merkert Option Plan," and such options, the "Rollover Options") upon the surrender and cancellation of the agreements representing their SMARTs and delivery of an instrument substantially in the form attached hereto as Exhibit E, by which such holder represents its good title to such SMART and agrees to its cancellation upon the terms hereof ("SMART Cancellation Consent"). Each Rollover Option shall be an "incentive stock option" within the meaning of Section 422(b) of the Code (the "qualified options"). No interest shall accrue with respect to any of the SMARTs. Each Rollover Option shall (i) be exercisable for that number of whole shares of Merkert Common Stock equal to the product of the number of SMARTs held by such holder immediately prior to the Effective Time multiplied by the greater of (x) the quotient obtained by dividing (A) 405,000 by (B) the total number of SMARTs issued and outstanding immediately prior to the Effective Time (the "SMART Ratio"), and (y) the product of (A) the SMART Ratio and (B) the quotient obtained by dividing (1) the lesser of (a) the Fair Market Value (defined below) of the Merkert Common Stock as of the Effective Time, and (b) $20.00, by (2) $13.50, and rounding the resulting number to the nearest whole number of shares of the Merkert Common Stock, (ii) be vested or vest with respect to 20% of the shares underlying such option on each anniversary of the original date of grant of the corresponding SMARTs, and be fully vested upon the fifth anniversary of the original date of grant of the corresponding SMARTs, (iii) have a per share exercise price equal to the greater of (x) Fair Market Value (defined below) of the Merkert Common Stock as of the Effective Time, and (y) $13.50, and (iv) otherwise be in substantially the form customarily used for option grants under the Merkert Option Plan. In the event that any holder of SMARTs shall not have executed a SMART Cancellation Consent prior to the Effective Time, such SMART shall remain outstanding and be an obligation of the Surviving Corporation. In addition, at the Effective Time, Merkert shall issue non-qualified options to purchase 167,500 shares of the Merkert Common Stock under the Merkert Option Plan to John P. Rochon and non-qualified options to purchase 55,833 shares of Merkert Common Stock under the Merkert Option Plan to each of Nick G. Bouras, Timothy M. Byrd and Thomas Reynolds (the "New Options"). Each New Option will
(i) vest with respect to 20% of the shares underlying such option on each anniversary of the date of grant and be fully vested upon the fifth anniversary of the date of grant and (ii) have a per share exercise price equal to the greater of (x) Fair Market Value of the Merkert Common Stock as of the Effective Time, and (y) $13.50. The parties acknowledge that, pursuant to the terms of the Merkert Option Plan, each of John P. Rochon, Nick G. Bouras, Timothy M. Byrd and the Independent Director shall be granted non-qualified options to purchase 20,000 shares of Merkert Common Stock on the fifth day following the Closing Date (the "Director Options") in addition to the New

Options. Each Director Option will (i) vest with respect to 20% of the shares underlying such option on each anniversary of the date of grant and be fully vested upon the fifth anniversary of the date of grant and (ii) have an exercise price per share equal to Fair Market Value of the Merkert Common Stock as of the date of grant. Merkert shall reserve for issuance the number of shares of Merkert Common Stock that will become issuable upon the exercise of such Rollover Options, New Options and the Director Options pursuant to this Section 2.2(e) and shall cause a valid registration statement (such as Form S-8 or other appropriate form) to be in effect to cover the issuance of shares of Merkert Common Stock upon the exercise of the Rollover Options, the New Options and the Director Options (the "Option Registration Statement"). Merkert shall seek stockholder approval to the extent required to reserve additional shares for issuance upon the exercise of that number of Rollover Options, New Options and Director Options, in the aggregate, in excess of the total number of shares available for issuance under the Merkert Option Plan as of the date hereof (the "Merkert Option Approval"). For the purposes of this section, "Fair Market Value" on any given date means the last reported sale price at which Merkert Common Stock is traded on the date immediately preceding such given date or, if no Merkert Common Stock is traded on such date, the next preceding date on which Merkert Common Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Merkert Common Stock is traded or admitted to trading.

                  (f) All Merger Consideration issued or paid, as the case may be, upon the surrender for exchange of Certificates representing shares of RMSI Common Stock in accordance with the terms of this Article 2 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of RMSI Common Stock exchanged for Merger Consideration theretofore represented by such Certificates.

         2.3 Lost or Stolen Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Merkert, the posting by such person of a bond in such reasonable amount as Merkert may direct as indemnity against any claim that may be made against it with respect to such Certificate, Merkert will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such person is entitled under Section 2.2(a).

         2.4 Dissenters' Rights.

                  (a) Subject to the RMSI Voting Agreement, notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of RMSI Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by RMSI Stockholders who in accordance with Section 262 of the DGCL have properly exercised and perfected their rights of appraisal, shall not be converted into the right to receive the Merger Consideration, unless and until such RMSI Stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such RMSI Stockholder shall have failed to perfect or shall have





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

effectively withdrawn or lost such right of appraisal, each share of RMSI Common Stock held by such RMSI Stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration pursuant to Section 2.2 hereof. Holders of shares of RMSI Common Stock who become entitled pursuant to the provisions of the DGCL to payment for such shares under the provisions thereof shall receive payment from the Surviving Corporation and such shares shall be canceled.

                  (b) RMSI shall give Merkert (i) prompt notice of any demands for appraisal received by RMSI, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the DGCL and received by RMSI and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL consistent with the obligations of RMSI thereunder. RMSI shall not, except with the prior written consent of Merkert, (x) make any payment with respect to any demands for appraisal, (y) offer to settle or settle any such demands or (z) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL.


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF RMSI

         As a material inducement to Merkert to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the disclosure letter delivered at or prior to the execution hereof to Merkert (the "RMSI Disclosure Letter"), RMSI hereby represents and warrants to Merkert as follows; provided, however, that (i) none of the representations and warranties contained in this Article 3 reflect any matter relating to any of the entities, assets, businesses or operations acquired or to be acquired by RMSI or any RMSI Subsidiary in connection with any of the pending or completed acquisitions disclosed on Schedule 6.2(a)(xiii) hereto (the "RMSI Acquisition Matters") and
(ii) no RMSI Acquisition Matter will in any event constitute or be deemed to constitute a breach of any of the representations or warranties contained in this Article 3.

         3.1 Existence; Good Standing; Authority; Compliance With Law.

                  (a) RMSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. RMSI is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not have a material adverse effect on the combined business, assets, results of operations or financial condition of RMSI and the RMSI Subsidiaries taken as a whole (a "RMSI Material Adverse Effect"). RMSI has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted or proposed to be conducted.

                  (b) Each RMSI Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted or proposed to be conducted, and, is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a RMSI Material Adverse Effect. Except as set forth in Section 3.1(b) of the RMSI Disclosure Letter, all of the outstanding shares of capital stock of, or partnership or other equity interests in, each RMSI Subsidiary are owned beneficially and of record by RMSI free of any lien, restriction or encumbrance and such shares, partnership interests or other equity interests have been duly and validly issued and are outstanding, fully paid and non-assessable. Except as set forth in Section 3.1(b) of the RMSI Disclosure Letter, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other equity interests in, any of the RMSI Subsidiaries, or outstanding warrants, options or other rights to acquire any such convertible securities.

                  (c) Copies of the certificate of incorporation or other charter documents and bylaws (and in each case, all amendments thereto) of RMSI as they exist on the date hereof have been delivered or made available to Merkert and its counsel. All such copies are true, correct and complete and no amendments thereto are pending. None of RMSI or any of the RMSI subsidiaries are in violation of their respective certificates of incorporation or bylaws.

         3.2 Authorization, Validity and Effect of Agreements. RMSI has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the Merkert Voting Agreement. The Board of Directors of RMSI has unanimously approved and declared advisable this Agreement, the Merger, and the other documents and transactions contemplated by this Agreement. The execution by RMSI of this Agreement and the Merkert Voting Agreement and the consummation of the transactions contemplated by this Agreement and the Merkert Voting Agreement have been duly authorized by all requisite corporate action on the part of RMSI and no other action on the part of RMSI is required in connection therewith (except for stockholder approval). This Agreement and the Merkert Voting Agreement constitute the valid and legally binding obligations of RMSI, enforceable against RMSI, in accordance with their respective terms. The execution, delivery and performance by RMSI of this Agreement and each such agreement, document and instrument

                  (a) does not and will not violate any provision of the certificate of incorporation or bylaws of RMSI, as applicable;

                  (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to RMSI or require RMSI to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except for the filing of the Certificate of Merger with the Secretary of State of Delaware and except as contemplated by Section
6.13 of this Agreement; and

                  (c) except as set forth in Section 3.2 of the RMSI Disclosure Letter, does not and will not (A) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which RMSI is a party or by which the property of RMSI is bound or affected, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate, could not reasonably be expected to have a RMSI Material Adverse Effect or hinder the consummation of the transaction contemplated by this Agreement, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of RMSI's assets or its capital stock.

         3.3 Capital Stock of RMSI. The authorized capital stock of RMSI consists of 1,000,000 shares of RMSI Common Stock of which 137,635 shares are issued and outstanding and no shares are held in treasury. The authorized capital stock of RMSI does not include any preferred stock. As of the date hereof, all of the outstanding shares of RMSI Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in
Section 3.3 of the RMSI Disclosure Letter, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale by RMSI of, or outstanding securities convertible into, any additional shares of capital stock of any class of RMSI or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the capital stock of RMSI, except for that certain warrant dated October 7, 1997 and held by William B. Robinson (the "Robinson Warrant"). Except as set forth in Section 3.3 of the RMSI Disclosure Letter, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of RMSI Common Stock to which RMSI or, to RMSI's knowledge, any of its stockholders is a party. The RMSI Stockholders own of record all of the issued and outstanding shares of capital stock of RMSI, in the amounts set forth in
Section 3.3 of the RMSI Disclosure Letter, except for the Robinson Warrant.

         3.4 Real Property.

                  (a) Title. RMSI and each of the RMSI Subsidiaries has good, clear, record and marketable title to all of the real property owned by RMSI or any of the RMSI Subsidiaries (referred to in this Section as the "Owned Real Property"), free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:

                           (i) easements, covenants, restrictions and similar encumbrances that do not materially interfere with the use of the Owned Real Property as currently used and improved,

                           (ii) minor encroachments that do not materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost, and

                           (iii) liens for Taxes (as defined in Section 3.10) not yet due or delinquent or being contested in good faith by appropriate means and statutory liens arising in the ordinary course of business by operation of law that are not yet due or delinquent.

((i), (ii) and (iii) are collectively referred to as "Permitted Encumbrances"), except as set forth in Section 3.4 of the RMSI Disclosure Letter. To the knowledge of RMSI, the lessors of all of the real property leased by RMSI or any of the RMSI Subsidiaries (referred to in this Section as the "Leased Real Property", and together with the Owned Real Property, the "Real Property") have good, clear, record and marketable title to the Leased Real Property, and RMSI and the RMSI Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Section 3.4 of the RMSI Disclosure Letter.

                  (b) Status of Leases. Each of the leases of the Real Property has been duly authorized and executed by RMSI and is in full force and effect, except where the failure to be so would not have an RMSI Material Adverse Effect. To the knowledge of RMSI, each of said leases has been duly authorized and executed by the other party to each of said leases. Neither RMSI nor any of the RMSI Subsidiaries is in default under any material provision of any such said lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of RMSI, the other party to each of said leases is not in default under any material provision of any such lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                  (c) Consents. Except as set forth in Section 3.4 of the RMSI Disclosure Letter, (i) no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, and (ii) no filing with any regulatory authority is required in connection with the Real Property, and to the extent that any such consents, approvals or filings are required, RMSI will use commercially reasonable efforts to obtain or complete them before the Closing.

                  (d) Condition of Real Property. Except as set forth in Section
3.4 of the RMSI Disclosure Letter, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair.

                  (e) Compliance with the Law. To the best of RMSI's knowledge, neither RMSI nor any RMSI Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property and no such violation exists, in either case, which could reasonably be expected to have a RMSI Material Adverse Effect. All improvements located on or constituting part of the Real Property and their use and operation by RMSI and the RMSI Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in Section 3.4 of the RMSI Disclosure Letter. No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a RMSI Material Adverse Effect. Neither RMSI nor any RMSI Subsidiary has received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

         3.5 Contracts. Except as set forth in Section 3.5 of the RMSI Disclosure Letter, neither RMSI nor any of the RMSI Subsidiaries is in default under any RMSI Material Contract or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would give rise to such a default, except for such defaults which, individually or in the aggregate, could not reasonably be expected to have a RMSI Material Adverse Effect. To the knowledge of RMSI, no third party under any RMSI Material Contract is in default thereunder and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Section 3.5 of the RMSI Disclosure Letter, each RMSI Material Contract has been duly authorized and executed by RMSI, is in full force and effect and is enforceable by RMSI in accordance with its terms, except where the failure to be so would not have an RMSI Material Adverse Effect. For purposes of this Agreement, the term "RMSI Material Contract" shall include the following:

                  (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services which is not terminable within 30 days by RMSI or an RMSI Subsidiary without liability for any penalty or severance payment;

                  (c) any contract or agreement under which, as of the date of this Agreement, RMSI or any of the RMSI Subsidiaries has unpaid obligations of $100,000 or more, except contracts and agreements specifically disclosed elsewhere under this Agreement;

                  (d) any contract or agreement involving more than $100,000 of unpaid obligations of RMSI or any of the RMSI Subsidiaries as of the date of this Agreement which, by its terms, does not terminate or is not terminable without penalty by RMSI or an RMSI Subsidiary or their successors within one year after the date hereof;

                  (e) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                  (f) any contract containing covenants limiting the freedom of RMSI or any of the RMSI Subsidiaries to compete in any line of business or with any person or entity other than as is standard in the food brokerage industry;

                  (g) any contract or agreement for the purchase of any fixed asset for a price in excess of $100,000 whether or not such purchase is in the ordinary course of business;

                  (h) any license agreement (as licensor or licensee);

                  (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money not otherwise disclosed in the RMSI SEC Report (including, if applicable, a description on any prepayment penalties or similar obligations); or

                  (j) any contract or agreement with any officer, employee, director or stockholder of RMSI or any of the RMSI Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

         3.6 Transactions with Interested Persons. Except as disclosed in the RMSI SEC Report (as hereinafter defined) or as set forth in Section 3.6 of the RMSI Disclosure Letter hereto, neither RMSI, nor any affiliate of RMSI, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of RMSI or any of the RMSI Subsidiaries, or any organization which has a material contract or arrangement with RMSI or any of the RMSI Subsidiaries or (ii) has directly or indirectly engaged in any transaction involving any lease or transfer any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from RMSI or any of the RMSI Subsidiaries from, to or for the benefit of any affiliate of RMSI or any of the RMSI Subsidiaries.

         3.7 Employee Benefit Programs.

                  (a) Section 3.7 of the RMSI Disclosure Letter sets forth a list of every material and significant Employee Program that is currently maintained by RMSI or an Affiliate of RMSI ("RMSI Affiliate") ("RMSI Employee Programs").

                  (b) Each RMSI Employee Program which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and except as disclosed in Section 3.7 of the RMSI Disclosure Letter has, in fact, been qualified under the applicable section of the Code from the effective date of such RMSI Employee Program through and including the Closing Date (or, if earlier, the date that such RMSI Employee Program was terminated). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                  (c) Neither RMSI nor any RMSI Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the RMSI Employee Programs. With respect to any RMSI Employee Program, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) material failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject RMSI or any RMSI Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of RMSI, threatened with respect to any such RMSI Employee Program.

                  (d) Except as disclosed in Section 3.7 of the RMSI Disclosure Letter, during the last 3 years, neither RMSI nor any RMSI Affiliate (i) has maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412 (a "RMSI Title IV Plan"), including, but not limited to, any Multiemployer Plan, (ii) has provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA), or has promised to provide such post- termination benefits, for a period of longer than 12 months or (iii) has provided health care or any other non-pension benefits to any individuals who were previously employed by entities acquired by RMSI prior to the date of this Agreement for a period of longer than 12 months.

                  (e) With respect to each RMSI Employee Program, complete and correct copies of the following documents (if applicable to such RMSI Employee Program) have previously been delivered or made available to Merkert: (i) all documents embodying or governing such RMSI Employee Program, and any funding medium for the RMSI Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such RMSI Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such RMSI Employee Program; (v) the summary plan description for such RMSI Employee Program (or other descriptions of such RMSI Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such RMSI Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three years.

                  (f) Each RMSI Employee Program may be amended, terminated, or otherwise modified by RMSI to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any RMSI Employee Program and no condition exists which would limit the right of RMSI or the RMSI Affiliate to so amend, terminate or otherwise modify such RMSI Employee Program.

                  (g) For purposes of this Section and Section 5.7:

                           (i) "Employee Program" means (A) all employee benefit
plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) material stock option or equity-based plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other material employee benefit plans, agreements, and arrangements not described in (A) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127 or 129 of the Code. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such trust or organization.

                           (ii) An entity "maintains" an Employee Program if
such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                           (iii) An entity is an "Affiliate" of a person if it
would have ever been considered a single employer under ERISA Section 4001(b) or part of the same "controlled group" as such person for purposes of ERISA Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means a (pension or
non-pension) employee benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.


                  (h) No liability under Title IV or Section 302 of ERISA has been incurred by RMSI or any RMSI Affiliate that has not been satisfied in full and no condition exists that presents a material risk to RMSI or any RMSI Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (the "PBGC") (which premiums have been paid when due).

                  (i) The PBGC has not instituted proceedings to terminate any RMSI Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  (j) With respect to each RMSI Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  (k) No RMSI Title IV Plan or any trust established there under has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each RMSI Title IV Plan ended prior to the Closing Date.

                  (l) No amounts payable under the RMSI Employee Programs will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code.

         3.8 Intentionally Omitted

         3.9 No Payments to Employees, Officers and Directors. Section 3.9 of the RMSI Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which any cash or non-cash payments or other obligation will become payable, accelerate the time of payment or vesting or increase any amount currently payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of RMSI or any RMSI Subsidiary as a result of the Merger (assuming no termination of service).

         3.10 Taxes. Except as set forth in Section 3.10 of the RMSI Disclosure
Letter:

                  (a) RMSI and each of the RMSI Subsidiaries have timely filed all income and other material Tax Returns required to be filed by them through the date hereof in a manner correct and complete in all material respects and have timely paid or caused to be paid all Taxes shown as due on such Tax Returns and all income and other material Taxes otherwise required to be paid by them through the date hereof whether disputed or not.

                  (b) On or before the Closing Date, RMSI and each of the RMSI Subsidiaries shall have paid all income and other material Taxes (whether or not shown on any Tax Return) required to be paid by them on or before the Closing Date whether disputed or not and shall have accrued or made full, adequate and complete provision on their books as required by U.S. generally accepted accounting principles ("GAAP") for all income and other material Taxes

(whether or not shown on any Tax Return) not required to be paid by them on or before the Closing Date.

                  (c) No Tax Authority is now asserting or, to the best knowledge of RMSI, threatening to assert against RMSI or any of the RMSI Subsidiaries any deficiency or claim for Taxes. No claim for unpaid income taxes or for other unpaid material Taxes has become a lien or encumbrance of any kind against any material asset of RMSI or any of the RMSI Subsidiaries except for statutory liens for such Taxes that are not yet due. Neither RMSI nor any of the RMSI Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code after December 31, 1990.

                  (d) RMSI and the RMSI Subsidiaries have previously delivered or made available to Merkert complete and accurate copies of (1) all audit reports, revenue agent reports, requests for letter rulings, letter rulings, technical advice memoranda and similar documents issued by all Tax Authorities relating to Taxes, (2) all income Tax Returns filed by RMSI or any of the RMSI Subsidiaries with respect to taxable periods beginning after December 31, 1990 and (3) any closing agreements (and any exhibits thereto) entered into by RMSI or any of the RMSI Subsidiaries as of the date hereof. RMSI will deliver or make available to Merkert any documents mentioned in the preceding sentence that become available to RMSI or any of the RMSI Subsidiaries after the date hereof and on or before the Closing Date.

                  (e) There has not been any audit of any tax return filed by RMSI or any of the RMSI Subsidiaries with respect to any taxable year beginning after December 31, 1990, no such audit is in progress, and neither RMSI nor any of the RMSI Subsidiaries has been notified by any Tax Authority that any such audit is contemplated or pending. Neither RMSI nor any of the RMSI Subsidiaries has requested or received an extension of time with respect to any date on which a tax return was or is to be filed by RMSI or any of the RMSI Subsidiaries and there is no extension, waiver or agreement for the extension of time for the assessment or payment of any Taxes owed (or alleged to be owed) by RMSI or any of the RMSI Subsidiaries.

                  (f) No power of attorney has been granted by or with respect to RMSI or any of the RMSI Subsidiaries with respect to any matter relating to Taxes.

                  (g) There are no agreements or understandings relating to Taxes between RMSI or any of the RMSI Subsidiaries and any other party affecting or which could affect RMSI or any of the RMSI Subsidiaries by which RMSI or any of the RMSI Subsidiaries will be bound after the Closing Date or which could affect the computation of Taxes by RMSI or any of the RMSI Subsidiaries.

                  (h) For purposes of this Agreement, all references (1) to the "Code" shall include any similar provisions of state, local or foreign law, (2) "Taxes" shall include all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, interest, fines, penalties and other additions to tax, (3) "Tax Returns" shall mean all returns, reports, declarations, information, estimates, schedules, filings and documents (including any related or supporting information) filed or required by any Tax Authority to be filed with respect to Taxes, including, without limitation, all information returns, claims for refund, amended returns, declarations of estimated tax and requests for extensions of time to file any item described in this paragraph, and (4) "Tax Authority" shall mean the Internal Revenue Service and any other state, local or foreign governmental authority responsible for the collection or administration of Taxes.


         3.11 Tax-Free Treatment. Neither RMSI nor any of the RMSI Subsidiaries has taken or caused to be taken any action which would cause the Merger to fail to qualify as a Reorganization under Section 368(a) of the Code.

         3.12 Proxy Statement. On the date the Proxy Statement (as defined in
Section 6.7 hereof) is mailed to Merkert's stockholders, none of the information supplied in writing by or on behalf of RMSI for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the stockholders' meeting or the solicitation of proxies therefore which has become false or misleading. Notwithstanding the foregoing, RMSI makes no representation or warranty with respect to information supplied by Merkert or any of its affiliates or representatives in writing for inclusion in the Proxy Statement.

         3.13 SEC Documents. As of its date of filing, RMSI's registration statement on Form S-4, as amended by Amendment No. 1, in the form filed with the SEC on April 20, 1999 (the "RMSI SEC Report"), except as disclosed in Section
3.13 of the RMSI Disclosure Letter, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties hereto acknowledge that the RMSI SEC Report does not contain any information or disclosure relating to this Agreement and the transactions contemplated thereby, including the Merger. There is no material fact existing today directly relating to the business, operations or condition of RMSI (other than facts which relate to general economic trends or conditions or general conditions affecting the industries in which RMSI or the RMSI Subsidiaries operate) that is reasonably likely to have a RMSI Material Adverse Effect, that has not been set forth in the RMSI SEC Report or the RMSI Disclosure Letter; provided that the loss of, or a reduction in revenues from, one or more customers or principals shall be deemed not to have a RMSI Material Adverse Effect; provided, further, that, notwithstanding the foregoing proviso, a loss of, or reduction in revenues from, any customers or principals, individually or in the aggregate, which results in a reduction in the annual revenues of RMSI and Merkert taken on a consolidated pro forma basis of more than $25 million (a "Material Customer Loss"), shall be deemed to have an RMSI Material Adverse Effect. For the purpose of determining a Material Customer Loss, annual revenues, shall mean commission revenues plus gross margin on sales with respect to businesses in which sales are accounted for in a manner other than commission revenues. A true and complete copy of the RMSI SEC Report has been delivered to Merkert. Each of the consolidated balance sheets of RMSI included in or incorporated by reference into the RMSI SEC Report (including the related notes and schedules) fairly presents the consolidated financial position of RMSI and RMSI Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of RMSI included in or incorporated by reference into the RMSI SEC Report (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of RMSI and the RMSI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3.14 No Brokers. Except as disclosed in Section 3.14 of the RMSI Disclosure Letter, neither RMSI nor any RMSI Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity, RMSI or Merkert to pay any finder's fees, brokerage or agent's commissions, advisory fee or other like payments relating to or in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.15 Litigation. There is no litigation or governmental or administrative proceeding, arbitration or investigation pending or, to the knowledge of RMSI, threatened against RMSI or the RMSI Subsidiaries which, either individually or in the aggregate, is reasonably likely to have an RMSI Material Adverse Effect, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.16 Absence of Certain Changes. Except as disclosed in Section 3.16 of the RMSI Disclosure Letter, since December 31, 1998, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of RMSI, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a RMSI Material Adverse Effect; provided that the loss of, or reduction in revenues from, one or more customers or principals shall be deemed not to have a RMSI Material Adverse Effect under any provision of this Agreement, unless the loss of, or reduction in revenues from, such customers or principals, individually or in the aggregate, constitute a Material Customer Loss;

         3.17 Disclosure. Subject to the terms thereof, the representations, warranties and statements contained or referred to in this Agreement and in the certificates, exhibits and the RMSI Disclosure Letter delivered by RMSI pursuant to this Agreement (including the RMSI SEC Report) to Merkert do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

         3.18 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise specifically disclosed in the RMSI SEC Report and the RMSI Disclosure Letter, neither RMSI nor any RMSI Subsidiary has any liabilities or obligations of any kind required to be disclosed in accordance with GAAP applied on a basis consistent with past practice, whether accrued, absolute, known or unknown, asserted or unasserted, contingent or otherwise which could reasonably be expected to have, individually or in the aggregate, a RMSI Material Adverse Effect.

         3.19 Customers and Principals. Except as disclosed in Section 3.19 of the RMSI Disclosure Letter, as of the date hereof, RMSI has no knowledge of (i) any loss since December 31, 1998 or any currently threatened loss of any material customer or principal, other than losses or threatened losses arising out of, resulting from or relating to the execution or consummation of this Agreement or the transactions contemplated thereby, or (ii) any pending bankruptcy filing, insolvency or material adverse change in the financial position of any material customer or principal.

         3.20 Receivables. All of RMSI's accounts receivable arose from bona fide transactions in the ordinary course of business, are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counter-claim, except for the amount reserved for doubtful accounts set forth on (i) prior to the availability of RMSI's consolidated unaudited financial statements for the quarter ended March 31, 1999, RMSI's consolidated audited financial statements for the year ended December 31, 1998, and (ii) after RMSI's consolidated unaudited financial statements for the quarter ended March 31, 1999 become available, RMSI's consolidated unaudited financial statements for the quarter ended March 31, 1999 (the "RMSI Financials"). RMSI's accounts receivable are reflected on the RMSI Financials in accordance with GAAP applied on a basis consistent with past practice. Since the date of the RMSI Financials, there have not been any material write-offs as uncollectible of any of RMSI's accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice.

         3.21 Definition of RMSI's Knowledge. As used in this Agreement, the phrase "to the knowledge of RMSI" or "to the best knowledge of RMSI" (or words of similar import) means the actual knowledge of Nick G. Bouras, Timothy M. Byrd, Ronald D. Pedersen or Bruce A. Butler.

         3.22 Ownership of Merkert Common Stock. Except as set forth in Section
3.22 of the RMSI Disclosure Letter, neither RMSI nor, to the knowledge of RMSI, any RMSI Stockholder or any of their affiliates owns, beneficially or of record, any shares of Merkert Common Stock, any option to acquire or sell any shares of Merkert Common Stock, or any warrants, rights, commitments, preemptive rights or agreements of any kind for the acquisition or sale of, any shares of Merkert Common Stock, and is not a party to any voting trusts, voting agreement, proxies or other agreements, instruments or undertakings with respect to the voting of Merkert Common Stock, except for the Post-Merger Voting Agreement.


ARTICLE 4. INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE RMSI STOCKHOLDERS

         Each RMSI Stockholder hereby severally represents and warrants to Merkert that with respect to such RMSI Stockholder's receipt of Merkert Common Stock hereunder:

         4.1 Investment Representations. Such RMSI Stockholder is acquiring the Merkert Common Stock for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act. The jurisdiction of residence of such RMSI Stockholder is the State of Texas and the offer and sale of the Merkert Common Stock to such RMSI Stockholder will take place in such jurisdiction. Such RMSI Stockholder is an "accredited investor" as defined in the Securities Act and is knowledgeable and experienced in the making of investments of the type involved in the acquisition of the Merkert Common Stock pursuant to the Agreement, is able to bear the economic risk of loss of its investment in Merkert, has been granted the opportunity to investigate the affairs of Merkert and to ask questions of its officers and employees, and has availed itself of such opportunity either directly or through its authorized representative. Such RMSI Stockholder has received and reviewed a copy of this Agreement and all exhibits, schedules and appendices hereto (including without limitation the Merkert Disclosure Letter) as well as copies of the Merkert SEC Report.

         4.2 Registration. Such RMSI Stockholder understands that because the Merkert Common Stock issued as part of the Merger Consideration has not been registered under the Securities Act or securities or "blue sky" laws of any jurisdiction, he cannot dispose of any or all of the shares of such Merkert Common Stock unless such shares of Merkert Common Stock are subsequently registered under the Securities Act or exemptions from such registration are available. Such RMSI Stockholder acknowledges and understands that, except as provided in the Registration Rights Agreement (as defined in Section 7.2(e)), he, she or it has no independent right to require Merkert to register the Merkert Common Stock. Such RMSI Stockholder further understands that Merkert may, as a condition to the transfer of any of the Merkert Common Stock issued in the Merger, require that the request for transfer be accompanied by an opinion of counsel as described below. Such RMSI Stockholder understands that each certificate representing the Merkert Common Stock issued in the Merger will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws).

                  THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR HIS OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN

                  EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         4.3 Ownership of Merkert Common Stock. Except as set forth on Section
4.3 of the RMSI Disclosure Letter, neither such RMSI Stockholder nor any of his or its respective family members or affiliates own, beneficially or of record, any shares of Merkert Common Stock, any option to acquire or sell any shares of Merkert Common Stock, or any warrants, rights, commitments, preemptive rights or agreements of any kind for the acquisition or sale of, any shares of Merkert Common stock, and is not a party to any voting trusts, voting agreement, proxies or other agreements, instruments or undertakings with respect to the voting of Merkert Common Stock, except for the Post-Merger Voting Agreement.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF MERKERT

         As a material inducement to RMSI to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the disclosure letter delivered at or prior to the execution hereof to RMSI (the "Merkert Disclosure Letter"), Merkert hereby represents and warrants to RMSI as follows; provided, however, that (i) none of the representations and warranties contained in this Article 5 reflect any matter relating to any of the entities, assets, businesses or operations acquired or to be acquired by Merkert or any Merkert Subsidiary in connection with any of the pending or completed acquisitions disclosed on Schedule 6.2(a)(xiii) hereto (the "Merkert Acquisition Matters") and (ii) no Merkert Acquisition Matter will in any event constitute or be deemed to constitute a breach of any of the representations or warranties contained in this Article 5.

         5.1 Existence; Good Standing; Authority; Compliance With Law.

                  (a) Merkert is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merkert is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not have a material adverse effect on the combined business, assets, results of operations or financial condition of Merkert and the Merkert Subsidiaries taken as a whole (a "Merkert Material Adverse Effect"). Merkert has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted or proposed to be conducted.

                  (b) Each Merkert Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted or proposed to be conducted, and, except as set forth on
Section 5.1 of the Merkert Disclosure Letter, is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Merkert Material Adverse Effect. Except as set forth in Section 5.1(b) of the Merkert Disclosure Letter, all of the outstanding shares of capital stock of, or partnership or other equity interests in, each Merkert Subsidiary are owned beneficially and of record by Merkert free of any lien, restriction or encumbrance and such shares, partnership interests or other equity interests have been duly and validly issued and are outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other equity interests in, any of the Merkert Subsidiaries, or outstanding warrants, options or other rights to acquire any such convertible securities.

                  (c) Copies of the certificate of incorporation or other charter documents and by-laws (and in each case, all amendments thereto) of Merkert as they exist on the date hereof have been delivered or made available to RMSI and its counsel. All such copies are true, correct and complete and no amendments thereto are pending. Merkert is not in violation of its certificate of incorporation or bylaws.

         5.2 Authorization, Validity and Effect of Agreements. Merkert has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the RMSI Voting Agreement. The Board of Directors of Merkert has unanimously approved and declared advisable this Agreement, the Merger, and the other documents and transactions contemplated by this Agreement. A committee comprised of the independent directors of the Board of Directors of Merkert (the "Special Committee") has recommended to the Merkert Board of Directors the advisability of entering into this Agreement. The execution by Merkert of this Agreement and the RMSI Voting Agreement and the consummation of the transactions contemplated by this Agreement and the RMSI Voting Agreement have been duly authorized by all requisite corporate action on the part of Merkert and no other action on the part of Merkert is required in connection therewith (except for stockholder approval). Except for stockholder approval, Merkert has taken all actions necessary to permit the Merger, this Agreement, the Voting Agreements and the other documents, instruments and transactions contemplated by this Agreement to be executed and consummated in accordance with and permitted by the provisions of Section 203 of the DGCL, including, without limitation, the approval of the Merger, this Agreement, the Voting Agreements and the other documents, instruments and transactions contemplated by this Agreement by the Board of Directors of Merkert prior the execution of this Agreement, the Voting Agreements and the other documents, instruments and transactions contemplated by this Agreement. This Agreement, the RMSI Voting Agreement and the other documents contemplated by the Agreement constitute the valid and legally binding obligations of Merkert, enforceable against

Merkert, in accordance with their respective terms. The execution, delivery and performance by Merkert of this Agreement and each such agreement, document and instrument

                  (a) does not and will not violate any provision of the certificate of incorporation or bylaws of Merkert, as applicable;

                  (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Merkert or require Merkert to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, a proxy statement with the U.S. Securities and Exchange Commission and except as contemplated by Section 6.13 of this Agreement; and

                  (c) except as set forth in Section 5.2 of the Merkert Disclosure Letter, does not and will not (A) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Merkert is a party or by which the property of Merkert is bound or affected, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate, could not reasonably be expected to have a Merkert Material Adverse Effect or hinder the consummation of the transaction contemplated by this Agreement, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of Merkert's assets or its capital stock.

         5.3 Capital Stock of Merkert. The authorized capital stock of Merkert consists of (i) 1,000,000 shares of preferred stock, par value $.01 per share, of which none are outstanding, (ii) 50,000,000 shares of Merkert Common Stock of which 7,172,300 shares are outstanding and no shares are held in treasury and
(iii) 4,000,000 shares of Restricted Common Stock of which 335,700 shares are outstanding and no shares are held in treasury. As of the date hereof, all of the outstanding shares of Merkert Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in Section 5.3 of the Merkert Disclosure Letter, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale by Merkert of, or outstanding securities convertible into, any additional shares of capital stock of any class of Merkert or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the capital stock of Merkert. Except as set forth in Section 5.3 of the Merkert Disclosure Letter, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of Merkert Common Stock to which Merkert or, to Merkert's knowledge, any of its stockholders is a party.

     5.4 Real Property

                  (a) Title. Merkert and each of the Merkert Subsidiaries has good, clear, record and marketable title to all of the real property owned by Merkert or any of the Merkert Subsidiaries (referred to in this Section as the "Owned Real Property"), free and clear of all Encumbrances, other than Permitted Encumbrances, except as set forth in Section 5.4 of the Merkert Disclosure Letter. To the knowledge of Merkert, the lessors of all of the real property leased by Merkert or any of the Merkert Subsidiaries (referred to in this Section as the "Leased Real Property", and together with the Owned Real Property, the "Real Property") have good, clear, record and marketable title to the Leased Real Property, and Merkert and the Merkert Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Section 5.4 of the Merkert Disclosure Letter.

                  (b) Status of Leases. Each of the leases of the Real Property has been duly authorized and executed by Merkert and is in full force and effect, except where the failure to be so would not have a Merkert Material Adverse Effect. To the knowledge of Merkert, each of said leases has been duly authorized and executed by the other party to each of said leases. Neither Merkert nor any of the Merkert Subsidiaries is in default under any material provision of any such said lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of Merkert, the other party to each of said leases is not in default under any material provision of any such lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                  (c) Consents. Except as set forth in Section 5.4 of the Merkert Disclosure Letter, (i) no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, and (ii) no filing with any regulatory authority is required in connection with the Real Property, and to the extent that any such consents, approvals or filings are required, Merkert will use commercially reasonable efforts to obtain or complete them before the Closing.

                  (d) Condition of Real Property. Except as set forth in Section
5.4 of the Merkert Disclosure Letter, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair.

                  (e) Compliance with the Law. To the best of Merkert's knowledge, neither Merkert nor any Merkert Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property and no such violation exists, in either case, which could reasonably be expected to have a Merkert Material Adverse Effect. All improvements located on or constituting part of the Real Property and their use and operation by Merkert and the Merkert Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in Section 5.4 of the Merkert Disclosure Letter. No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a Merkert Material Adverse Effect. Neither Merkert nor any Merkert Subsidiary has received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

         5.5 Contracts. Except as set forth in Section 5.5 of the Merkert Disclosure Letter, neither Merkert nor any of the Merkert Subsidiaries is in default under any Merkert Material Contract or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would give rise to such a default, except for such defaults which, individually or in the aggregate, could not reasonably be expected to have a Merkert Material Adverse Effect. To the knowledge of Merkert, no third party under any Merkert Material Contract is in default thereunder and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Section 5.5 of the Merkert Disclosure Letter, each Merkert Material Contract has been duly authorized and executed by Merkert, is in full force and effect and is enforceable by Merkert in accordance with its terms, except where the failure to be so would not have a Merkert Material Adverse Effect. For purposes of this Agreement, the term "Merkert Material Contract" shall include the following:

                  (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services which is not terminable within 30 days by Merkert or an Merkert Subsidiary without liability for any penalty or severance payment;

                  (c) any contract or agreement under which, as of the date of this Agreement, Merkert or any of the Merkert Subsidiaries has unpaid obligations of $100,000 or more, except contracts and agreements specifically disclosed elsewhere under this Agreement;

                  (d) any contract or agreement involving more than $100,000 of unpaid obligations of Merkert or any of the Merkert Subsidiaries as of the date of this Agreement which, by its terms, does not terminate or is not terminable without penalty by Merkert or an Merkert Subsidiary or their successors within one year after the date hereof;

                  (e) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                  (f) any contract containing covenants limiting the freedom of Merkert or any of the Merkert Subsidiaries to compete in any line of business or with any person or entity other than as is standard in the food brokerage industry;

                  (g) any contract or agreement for the purchase of any fixed asset for a price in excess of $100,000 whether or not such purchase is in the ordinary course of business;

                  (h) any license agreement (as licensor or licensee);

                  (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money not otherwise disclosed in the Merkert SEC Reports (including, if applicable, a description on any prepayment penalties or similar obligations); or

                  (j) any contract or agreement with any officer, employee, director or stockholder of Merkert or any of the Merkert Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

         5.6 Transactions with Interested Persons. Except as disclosed in the Merkert SEC Report (as hereinafter defined) or as set forth in Section 5.6 of the Merkert Disclosure Letter hereto, neither Merkert, nor any affiliate of Merkert, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Merkert or any of the Merkert Subsidiaries, or any organization which has a material contract or arrangement with Merkert or any of the Merkert Subsidiaries or (ii) has directly or indirectly engaged in any transaction involving any lease or transfer of any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from Merkert or any of the Merkert Subsidiaries from, to or for the benefit of any affiliate of Merkert or any of the Merkert Subsidiaries.

         5.7 Employee Benefit Programs.

                  (a) Section 5.7 of the Merkert Disclosure Letter sets forth a list of every material and significant Employee Program that is currently maintained by Merkert or an Affiliate of Merkert (a "Merkert Affiliate") ("Merkert Employee Programs").

                  (b) Each Merkert Employee Program which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and except as disclosed in Section 5.7 of the Merkert Disclosure Letter has, in fact, been qualified under the applicable section of the Code from the effective date of such Merkert Employee Program through and including the Closing Date (or, if earlier, the date that such Merkert Employee Program). No event or omission has occurred which would cause any such Merkert Employee Program to lose its qualification under the applicable Code section.

                  (c) Neither Merkert nor any Merkert Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Merkert Employee Programs. With respect to any Merkert Employee Program, there has been no (i) "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, (ii) material failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject Merkert or any Merkert Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those

                  (c) Neither Merkert nor any Merkert Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Merkert Employee Programs. With respect to any Merkert Employee Program, there has been no (i) "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, (ii) material failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject Merkert or any Merkert Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of Merkert, threatened with respect to any such Merkert Employee Program.

                  (d) Except as disclosed in Section 5.7 of the Merkert Disclosure Letter, during the last 3 years, neither Merkert nor any Merkert Affiliate (i) has maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412 (a "Merkert Title IV Plan"), including, but not limited to, any Multiemployer Plan, (ii) has provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA), or has promised to provide such post-termination benefits, for a period longer than 12 months or (iii) has provided health care or any other non-pension benefits to any individuals who were previously employed by entities acquired by Merkert prior to the date of this Agreement for a period longer than 12 months.

                  (e) With respect to each Merkert Employee Program, complete and correct copies of the following documents (if applicable to such Merkert Employee Program) have previously been delivered to RMSI: (i) all documents embodying or governing such Merkert Employee Program, and any funding medium for the Merkert Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Merkert Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Merkert Employee Program; (v) the summary plan description for such Merkert Employee Program (or other descriptions of such Merkert Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Merkert Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three years.

                  (f) Each Merkert Employee Program may be amended, terminated, or otherwise modified by Merkert to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Merkert Employee Program and, except as disclosed on Section 5.7 of the Merkert Disclosure Letter, no condition exists which would limit the right of Merkert or the Merkert Affiliate to so amend, terminate or otherwise modify such Merkert Employee Program.

                  (g) No liability under Title IV or Section 302 of ERISA has been incurred by Merkert or any Merkert Affiliate that has not been satisfied in full and no condition exists that presents a material risk to Merkert or any Merkert Affiliate of incurring any such liability, other than liability for premiums due to the PBGC (which premiums have been paid when due).

                  (h) The PBGC has not instituted proceedings to terminate any Merkert Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  (i) Except as disclosed in Section 5.7 of the Merkert Disclosure Letter, with respect to each Merkert Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  (j) No Merkert Title IV Plan or any trust established there under has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Merkert Title IV Plan ended prior to the Closing Date.

                  (k) No amounts payable under the Merkert Employee Programs will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code.

         5.8 Intentionally Omitted

         5.9 No Payments to Employees, Officers and Directors. Section 5.9 of the Merkert Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which any cash or non-cash payments or other obligation will become payable, accelerate the time of payment or vesting or increase any amount currently payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of Merkert or any Merkert Subsidiary as a result of the Merger (assuming no termination of service).

         5.10 Taxes. Except as set forth in Section 5.10 of the Merkert Disclosure Letter:

                  (a) Merkert and each of the Merkert Subsidiaries have timely filed all income and other material Tax Returns required to be filed by them through the date hereof in a manner correct and complete in all material respects and have timely paid or caused to be paid all Taxes shown as due on such Tax Returns and all income and other material Taxes otherwise required to be paid by them through the date hereof whether disputed or not.

                  (b) On or before the Closing Date, Merkert and each of the Merkert Subsidiaries shall have paid all income and other material Taxes (whether or not shown on any Tax Return) required to be paid by them on or before the Closing Date whether disputed or not and shall have accrued or made full, adequate and complete provision on their books as required by GAAP for all income and other material Taxes (whether or not shown on any Tax Return) not required to be paid by them on or before the Closing Date.

                  (c) No Tax Authority is now asserting or, to the best knowledge of Merkert, threatening to assert against Merkert or any of the Merkert Subsidiaries any deficiency or claim for Taxes. No claim for unpaid income taxes or for other unpaid material Taxes has become a lien or encumbrance of any kind against any material asset of Merkert or any of the Merkert Subsidiaries except for statutory liens for such Taxes that are not yet due. Neither Merkert nor any of the Merkert Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code after December 31, 1990.

                  (d) Merkert and the Merkert Subsidiaries have previously delivered or made available to RMSI complete and accurate copies of (1) all audit reports, revenue agent reports, requests for letter rulings, letter rulings, technical advice memoranda and similar documents issued by all Tax Authorities relating to Taxes, (2) all income Tax Returns filed by Merkert or any of the Merkert Subsidiaries with respect to taxable periods beginning after December 31, 1990 and (3) any closing agreements (and any exhibits thereto) entered into by Merkert or any of the Merkert Subsidiaries as of the date hereof. Merkert will deliver or make available to RMSI any documents mentioned in the preceding sentence that become available to Merkert or any of the Merkert Subsidiaries after the date hereof and on or before the Closing Date.

                  (e) There has not been any audit of any tax return filed by Merkert or any of the Merkert Subsidiaries with respect to any taxable year beginning after December 31, 1990, no such audit is in progress, and neither Merkert nor any of the Merkert Subsidiaries has been notified by any Tax Authority that any such audit is contemplated or pending. Neither Merkert nor any of the Merkert Subsidiaries has requested or received an extension of time with respect to any date on which a tax return was or is to be filed by Merkert or any of the Merkert Subsidiaries and there is no extension, waiver or agreement for the extension of time for the assessment or payment of any Taxes owed (or alleged to be owed) by Merkert or any of the Merkert Subsidiaries.

                  (f) No power of attorney has been granted by or with respect to Merkert or any of the Merkert Subsidiaries with respect to any matter relating to Taxes.

                  (g) There are no agreements or understandings relating to Taxes between Merkert or any of the Merkert Subsidiaries and any other party affecting or which could affect Merkert or any of the Merkert Subsidiaries by which Merkert or any of the Merkert Subsidiaries will be bound after the Closing Date or which could affect the computation of Taxes by Merkert or any of the Merkert Subsidiaries.

         5.11 Tax-Free Treatment. Neither Merkert nor any of the Merkert Subsidiaries has taken or caused to be taken any action which would cause the Merger to fail to qualify as a Reorganization under Section 368(a) of the Code.

         5.12 Proxy Statement. On the date the Proxy Statement (as defined in
Section 6.7 hereof) is mailed to Merkert's stockholders, none of the information supplied in writing by or on behalf of Merkert for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the stockholders' meeting or the solicitation of proxies therefore which has become false or misleading. Notwithstanding the foregoing, Merkert makes no representation or warranty with respect to information supplied by RMSI or any of its affiliates or representatives in writing for inclusion in the Proxy Statement.

         5.13 SEC Documents. As of the date it was declared effective by the SEC, Merkert's Registration Statement on Form S-1 (Registration No. 333-53419), as amended (the "S-1"), (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of its date of filing, Merkert's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 31, 1999 (the "Merkert SEC Report") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties hereto acknowledge that the Merkert SEC Report does not contain any information or disclosure relating to this Agreement and the transactions contemplated thereby, including the Merger. There is no material fact existing today directly relating to the business, operations or condition of Merkert (other than facts which relate to general economic trends or conditions or general conditions affecting the industries in which Merkert or the Merkert Subsidiaries operate) that is reasonably likely to have a Merkert Material Adverse Effect, that has not been set forth in the Merkert SEC Report or the Merkert Disclosure Letter; provided that the loss of, or a reduction in revenues from, one or more customers or principals shall be deemed not to have a Merkert Material Adverse Effect, unless the loss of, or reductions in revenues from, such customers or principals, individually or in the aggregate, constitute a Material Customer Loss. A true and complete copy of the Merkert SEC Report has been delivered to RMSI. Each of the consolidated balance sheets of Merkert included in or incorporated by reference into the Merkert SEC Report and the S-1 (including the related notes and schedules) fairly presents the consolidated financial position of Merkert and the Merkert Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Merkert included in or incorporated by reference into the Merkert SEC Report and the S-1 (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Merkert and the Merkert Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         5.14 No Brokers. Except as disclosed in Section 5.14 of the Merkert Disclosure Letter, neither Merkert nor any Merkert Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity, RMSI or Merkert to pay any finder's fees, brokerage or agent's commissions, advisory fee or other like payments relating to or in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.15 Litigation. There is no litigation or governmental or administrative proceeding, arbitration or investigation pending or, to the knowledge of Merkert, threatened against Merkert or the Merkert Subsidiaries which, either individually or in the aggregate, is reasonably likely to have a Merkert Material Adverse Effect on Merkert and the Merkert Subsidiaries taken as a whole, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.16 Absence of Certain Changes. Except as disclosed in Section 5.16 of the Merkert Disclosure Letter, since December 31, 1998 there has not been any change in the financial condition, properties, assets, liabilities, business or operations of Merkert, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Merkert Material Adverse Effect; provided that no decrease in the reported price of Merkert Common Stock shall in any event constitute a Merkert Material Adverse Effect under any provision of this Agreement; provided further that the loss of, or a reduction in revenues from, one or more customers or principals shall be deemed not to have a Merkert Material Adverse Effect under any provision of this Agreement, unless the loss of, or reduction in revenues from, such customers or principals, individually or in the aggregate, constitute a Material Customer Loss.

         5.17 Disclosure. The representations, warranties and statements contained or referred to in this Agreement and in the certificates, exhibits and the Merkert Disclosure Letter delivered by Merkert pursuant to this Agreement (including the Merkert SEC Report) to RMSI do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

         5.18 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise specifically disclosed in the Merkert SEC Report and the Merkert Disclosure

Letter, neither Merkert nor any Merkert Subsidiary has any liabilities or obligations of any kind required to be disclosed in accordance with GAAP applied on a basis consistent with past practice, whether accrued, absolute, known or unknown, asserted or unasserted, contingent or otherwise which could reasonably be expected to have, individually or in the aggregate, a Merkert Material Adverse Effect.

         5.19 Customers and Principals. Except as disclosed in Section 5.16 of the Merkert Disclosure Letter, as of the date hereof, Merkert has no knowledge of (i) any loss since December 31, 1998 or any currently threatened loss of any material customer or principal, other than losses or threatened losses arising out of, resulting from or relating to the execution or consummation of this Agreement or the transactions contemplated thereby, or (ii) any pending bankruptcy filing, insolvency or material adverse change in the financial position of any material customer or principal.

         5.20 Receivables. All of Merkert's accounts receivable arose from bona fide transactions in the ordinary course of business, are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counter-claim, except for the amount reserved for doubtful accounts set forth on (i) prior to the availability of Merkert's consolidated unaudited financial statements for the quarter ended March 31, 1999, Merkert's consolidated audited financial statements for the year ended December 31, 1998, and (ii) after Merkert's consolidated unaudited financial statements for the quarter ended March 31, 1999 become available, Merkert's consolidated unaudited financial statements for the quarter ended March 31, 1999 (the "Merkert Financials"). Merkert's accounts receivable are reflected on the Merkert Financials in accordance with GAAP (as defined herein) applied on a basis consistent with past practice. Since the date of the Merkert Financials, there have not been any material write-offs as uncollectible of any of Merkert's accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice.

         5.21 Definition of Merkert's Knowledge. As used in this Agreement, the phrase "to the knowledge of Merkert" or "to the best knowledge of Merkert" (or words of similar import) means the actual knowledge of Gerald R. Leonard, James
L. Monroe, Joseph T. Casey or Sidney D. Rogers.

         5.22 Opinion of Financial Advisor. The Special Committee has received the opinion of Tucker Anthony Cleary Gull, its financial advisor, substantially to the effect that the Merger is fair to Merkert from a financial point of view, a copy of which will be provided to RMSI.

ARTICLE 6. COVENANTS

         6.1 Acquisition Proposals.

                  (a) RMSI represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, RMSI shall not, nor shall it permit any of the RMSI Subsidiaries to, nor shall it authorize or permit any officer, director, employee, agent, advisor or representative of RMSI or any of the RMSI Subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

                  (b) Merkert represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, Merkert shall not, nor shall it permit any of the Merkert Subsidiaries to, nor shall it authorize or permit any officer, director, employee, agent, advisor or representative of Merkert or any of the Merkert Subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Merkert may (A) furnish information to, or participate in discussions or negotiations with, any person or entity that makes bona fide, written, unsolicited Acquisition Proposal for which financing, to the extent required to consummate the Acquisition Proposal, is then fully and unconditionally committed in writing or is, in the good faith judgment of the Merkert Board of Directors, likely to be obtained, with respect to Merkert if the Board of Directors of Merkert determines in good faith (i) after receiving the advice of outside counsel and (ii) after receiving the advice of the financial advisor to the directors that such Acquisition Proposal, if accepted, is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal and that would, if consummated, result in a transaction more favorable to Merkert's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal, a "Superior Proposal"); provided, however, that prior to Merkert's furnishing such information or participating in such discussions or negotiations, such person or entity shall have executed a confidentiality and standstill agreement with Merkert having terms substantially similar to those contained in that certain exclusivity/confidentiality agreement, dated March 10, 1999 between Merkert and RMSI (the "Confidentiality Agreement"), and (B) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal.

                  (c) As used herein, the term "Acquisition Proposal" shall mean, with respect to any person, any proposal or offer for a (i) merger, consolidation or similar transaction involving such person, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of such person or their subsidiaries representing 15% or more of the consolidated assets of such person and their subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of such person, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of such person's capital stock or (v) recapitalization, restructuring, liquidation or dissolution with respect to such person or their subsidiaries; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby.

                  (d) Merkert and RMSI shall immediately advise the other party orally and in writing of any Acquisition Proposal made to it or made after the date hereof, including the terms thereof and any changes thereto and any termination thereof, or any inquiry, proposal or discussion regarding any such Acquisition Proposal, the identity of the person making such Acquisition Proposal or inquiry, proposal or discussion, the material terms thereof. After the receipt by Merkert of an Acquisition Proposal, Merkert shall, unless prohibited by law from doing so, keep RMSI informed on a current basis of the status of any such inquiry, proposal or discussion.

                  (e) Prior to the vote on this Agreement at the Merkert Stockholders Meeting, the Board of Directors of Merkert, at any time 48 hours following notification to RMSI of Merkert's intention to do so and only if Merkert shall have otherwise complied with its obligations under this Section 6.1, may withdraw or modify its approval or recommendation of the Merger, terminate this Agreement, and cause Merkert to enter into any agreement with respect to a Superior Proposal, provided it shall pay or cause to be paid to RMSI the Termination Amount. If Merkert shall have notified RMSI of its intent to enter into an agreement with respect to a Superior Proposal in compliance with the preceding sentence, and has otherwise complied with that sentence, Merkert may enter into an agreement with respect to such Superior Proposal (with the person making the Superior Proposal and on terms no less favorable than those specified in the notification to RMSI) after the expiration of such 48 hour period.

         6.2      Conduct of Businesses.

                  (a) Conduct by Merkert and RMSI. Prior to the Effective Time, unless the other party has consented in writing thereto or unless otherwise specifically permitted by this Agreement and except for those matters set forth in Schedule 6.2 attached hereto, Merkert and RMSI:

                           (i) shall use their respective reasonable best efforts, and shall cause each of their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective executive officers and material employees, their customers and principals and others having business relations with Merkert or RMSI, as applicable;

                           (ii) shall confer on a regular basis with one or more representatives of the other party to report on material operational matters and any proposals to engage in material transactions;

                           (iii) shall promptly notify the other party of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                           (iv) shall promptly deliver to the other party true and correct copies of any report, statement or schedule filed by or with respect to it with the SEC subsequent to the date of this Agreement and copies of all correspondence with the SEC relating thereto;

                           (v) shall, and shall cause each of their respective subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted and refrain from changing or introducing any method of financial or tax accounting, management or operations except in the ordinary course of business and consistent with past practices, subject to clauses (vi)-(xix) below;

                           (vi) shall not amend their respective certificate of incorporation or bylaws, and shall cause each of their respective subsidiaries not to amend their charter, bylaws, joint venture documents, partnership agreements or equivalent documents;

                           (vii) shall not (A) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or grant any stock appreciation rights, (C) increase any compensation, other than in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of their present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock appreciation right, stock benefit or stock purchase plan) or amend any of their benefit plans in any material respect, except for changes which are not more favorable to participants in such plans or are otherwise required to comply with applicable law;

                           (viii) shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of their respective capital stock or capital stock of any or their respective subsidiaries, or make any commitment for any such action;

                           (ix) shall not, and shall cause all of their respective subsidiaries not to, sell, lease or otherwise dispose of, or agree to the sale, lease or other disposition of any of their assets or properties which are material, individually or in the aggregate, or any of the capital stock of, or partnership or other interests owned by, Merkert, RMSI or any of their subsidiaries except in the ordinary course of business;

                           (x) shall not, and shall not authorize or give any of their respective subsidiaries consent to, make any loans, advances or capital contributions to, or investments in, any other person other than loans and advances to employees relating to the incurrence of expenses in the ordinary course consistent with past practices;

                           (xi) shall not, and shall not permit any of their respective subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of RMSI included in the RMSI SEC Report or of Merkert included in the Merkert SEC Reports, as applicable, or incurred in the ordinary course of business consistent with past practice or entered into in accordance with this Agreement or the settlement of claims and litigation in the ordinary course of business;

                           (xii) shall not, and shall cause all of their respective subsidiaries not to, enter into any commitment not provided for in their respective capital expenditure budgets which may result in total payments or liability by it in excess of $100,000 per year (provided, however, that nothing contained in this clause (xii) shall permit Merkert or RMSI, as applicable, or any of their respective subsidiaries to take any action prohibited by the other provisions of this Section 6.2), other than commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the transactions contemplated by this Agreement or, if and to the extent consistent with this Agreement, any Acquisition Proposal; and

                           (xiii) shall not, and shall cause all of their respective subsidiaries not to, engage in any discussions relating to, make any proposal or offer relating to, or enter into any agreement with respect to, any acquisition or purchase by Merkert or RMSI, as applicable, or any of their respective subsidiaries of all or a significant portion of the assets of, or any capital stock or other equity interest in, any entity, or any merger, consolidation, business combination or similar transaction involving Merkert or RMSI, as applicable, or any of their respective subsidiaries, other than in connection with the pending transactions listed on Schedule 6.2(a)(xiii) contained in their respective Disclosure Letters;

                           (xiv) shall not, and shall cause all of their respective subsidiaries not to, make any purchase of any product, asset or property other than in the ordinary course of business, or mortgage, pledge, subject to a lien or otherwise encumber any of its properties or assets other than in the ordinary course of business, other than in connection with the pending transactions listed on Schedule 6.2(a)(xiii) contained in their respective Disclosure Letters;

                           (xv) shall not, and shall cause all of their respective subsidiaries not to, incur any contingent liability as a guarantor or otherwise with respect to the obligations of others, or incur any other indebtedness or contingent or fixed obligations or liabilities except in the ordinary course of business;

                           (xvi) shall not, and shall cause all of their respective subsidiaries not to, make any change in the compensation payable or to become payable to any of their respective officers, employees, agents or independent contractors other than increases in the ordinary course of business consistent with past practices, provided that no compensation payable to any of Merkert's or RMSI's officers, employees, agents, or independent contractors shall be increased by more than 5% of the compensation received by such person for the calendar year ending December 31, 1998;

                           (xvii) shall have, and shall cause all of their respective subsidiaries to have, in effect and maintain at all times all insurance of the kind and in the amount it currently carries or equivalent insurance with any substitute insurers approved in writing by the other party;

                           (xviii) shall permit, and shall cause all of their respective subsidiaries to permit the other party and its authorized representatives to have full access to all its properties, assets, records, Tax Returns, contracts and documents and furnish to the other party or its authorized representatives such financial and other information with respect to its business or properties as the other party may from time to time reasonably request; and

                           (xix) shall not, and shall cause all of their respective subsidiaries not to, make any material Tax elections, settle or compromise any Tax liability with any Taxing Authority or file any amended Tax Return or claim for refund.

         Any request for consent of Merkert under this Section 6.2 shall be directed to Gerald R. Leonard at the address set forth for Merkert in Section
9.2 hereof, with copies to Stuart M. Cable, P.C. at the address set forth for Goodwin, Procter & Hoar LLP set forth in Section 9.2 hereof. Any request for consent of RMSI under this Section 6.2 shall be directed to Ronald D. Pedersen at the address set forth for RMSI in Section 9.2 hereof, with copies to Eileen Nugent Simon, Esq. at the address set forth for Skadden, Arps, Slate, Meagher & Flom LLP set forth in Section 9.2 hereof.

         6.3 Meeting of Stockholders. Promptly following execution of this Agreement, each of Merkert and RMSI will take all action necessary in accordance with applicable law and their respective charter and bylaws to convene a meeting of their respective stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The Board of Directors of each of Merkert and RMSI has recommended that their respective stockholders approve this Agreement and the transactions contemplated hereby and each of Merkert and RMSI shall use their reasonable best efforts to obtain such approval, including, without limitation, by timely mailing the Proxy Statement (as defined in Section 6.7 hereof) to Merkert's stockholders; provided, however, that nothing contained in this
Section 6.3 shall prohibit the Board of Directors of Merkert from changing such recommendation or using their reasonable best efforts to obtain such approval if the Board of Directors of Merkert has determined in good faith, after consultation with and in reliance upon the advice of Goodwin, Procter & Hoar LLP, or another nationally recognized firm selected by Merkert, that the failure to do so would be a violation of such Board of Directors' fiduciary duties to its stockholders under applicable law. It shall be a condition to the mailing of the Proxy Statement that (i) Merkert shall have received a "comfort" letter from Ernst & Young, L.L.P., independent public accountants for RMSI, dated as of a date within two business days before the date on which the Proxy Statement, with respect to the financial statements of RMSI included or incorporated in the Proxy Statement is first mailed to stockholders, in form and substance reasonably satisfactory to Merkert, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement; and (ii) RMSI shall have received a "comfort" letter from Arthur Andersen LLP, independent public accountants for Merkert, dated as of a date within two business days before the date on which the Proxy Statement, with respect to the financial statements of Merkert included or incorporated in the Proxy Statement is first mailed to stockholders, in form and substance reasonably satisfactory to RMSI, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

         6.4 Filings; Other Action. Subject to the terms and conditions herein provided, RMSI and Merkert shall: (a) use all reasonable best efforts to cooperate with one another in

(i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby (the "Ancillary Agreements") and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger and the transactions contemplated hereby and by the Ancillary Agreements, including without limitation the required consents set forth on Schedule 7.3(g), in form and substance reasonably satisfactory to each of RMSI and Merkert; and (c) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, and the other Ancillary Agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement or the Ancillary Agreements, the proper officers and directors of Merkert and RMSI shall take all such necessary action. Merkert and RMSI shall cooperate with all reasonable requests of the other parties hereto and their counsel in connection with the consummation of the transactions contemplated hereby.

         6.5 Access to Information.

                  (a) Upon reasonable notice to the other, Merkert and RMSI shall (and shall cause their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, reasonable access, during normal business hours during the period from the date hereof to the Effective Time, to all its properties, books, contracts, commitments and records and permit such persons to make such inspections as they may reasonably require, and during such period, Merkert and RMSI shall (and cause their respective subsidiaries to) furnish promptly to the others all information concerning its business, properties, personnel and accountants as the others may reasonably request.

                  (b) RMSI agrees that, unless and until the Closing has been consummated, RMSI and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Merkert with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information that (i) is or becomes generally available to the public as a result of disclosure by Merkert or its representatives, (ii) was available to RMSI on a non-confidential basis prior to its disclosure to RMSI by Merkert, (iii) becomes available to RMSI on a non-confidential basis from a source other than Merkert or its representatives provided that such source is not bound by a confidentiality Agreement with Merkert or its representatives or (iv) was developed by RMSI independently and without any use of information provided by or obtained from Merkert shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, RMSI will return to Merkert

(or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, Tax Returns, lists, memoranda, and other documents prepared by or made available to RMSI in connection with the transaction.

                  (c) Merkert agrees that, unless and until the Closing has been consummated, Merkert and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from RMSI with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information that (i) is or becomes generally available to the public as a result of disclosure by RMSI or its representatives, (ii) was available to Merkert on a non-confidential basis prior to its disclosure to Merkert by RMSI, (iii) becomes available to Merkert on a non-confidential basis from a source other than RMSI or its representatives provided that such source is not bound by a confidentiality agreement with RMSI or its representatives or (iv) was developed by Merkert independently and without any use of information provided by or obtained from RMSI shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Merkert will return to RMSI (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, Tax Returns, lists, memoranda, and other documents prepared by or made available to Merkert in connection with the transaction.

         6.6 Publicity. Merkert and RMSI shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Ancillary Agreements, or any transaction contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties, issue such press release or make such public statement as may be required (i) in the opinion of counsel under any applicable law or regulation or pursuant to the rules of any exchange or the NASDAQ National Market or (ii) in response to any legal process, including, without limitation, any interrogatories, documents subpoena or civil investigative demand.

         6.7 Proxy Statement. Merkert shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, a proxy statement and form of proxies (such proxy statement and form of proxy, together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meeting of Merkert and the vote of the stockholders of Merkert with respect to this Agreement (the "Merkert Stockholders Meeting"). Merkert and RMSI will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Merkert, on the one hand, and RMSI, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement. Merkert shall use its reasonable best efforts, and RMSI will cooperate with them, to have the Proxy Statement cleared with the SEC as promptly as practicable. Each of Merkert and RMSI, agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and to cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to Merkert's stockholders, in each case as and to the extent required by applicable federal and state securities laws and the DGCL. Each of Merkert and RMSI agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Merkert and RMSI will advise the other parties, and deliver copies (if any) to them, promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the Proxy Statement (ii) any responses thereto and (iii) notice of the time when the Proxy Statement has been cleared or any supplement or amendment has been filed, the issuance of any stop order.

         6.8 Listing Application. Merkert and RMSI shall cooperate and promptly prepare and submit to the Nasdaq National Market all reports, applications and other documents that may be necessary or desirable to enable all of the shares of Merkert Common Stock issuable in the Merger or that will be reserved for issuance at the Effective Time to be listed for trading on the Nasdaq National Market. Each of Merkert and RMSI shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such Nasdaq National Market listing process. Each of Merkert and RMSI agree promptly to correct any information provided by it for use in the Nasdaq National Market listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Merkert and RMSI will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the Nasdaq National Market for amendment of any submitted materials or comments thereon and responses thereto or requests by the Nasdaq National Market for additional information.

         6.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger and the transactions contemplated by this Agreement, and the Ancillary Agreements. In connection with the Closing, RMSI and each RMSI Subsidiary shall use its reasonable best efforts to deliver to Merkert such deeds, bills of sale, assignments, certificates, affidavits, indemnities and other agreements and documents as are reasonably required to effectuate consummation of the transactions described herein.

         6.10     Affiliates of RMSI.

                  (a) RMSI shall use its reasonable best efforts to deliver or cause to be delivered to Merkert, prior to the Closing Date, from each of the RMSI Stockholders ("Affiliates"), an Affiliate Letter in the form attached hereto as Exhibit D. Merkert shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any shares to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the shares, consistent with the terms of such affiliate letters.

                  (b) Merkert shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and shall take such further action as any Affiliate of RMSI may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

         6.11 Expenses. All costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (a) the filing fees in connection with the filing of the Proxy Statement with the SEC, (b) the filing fee in connection with the listing of the shares of Merkert Common Stock issuable in the Merger and issuable upon exercise of the Rollover Options and the New Options on the Nasdaq National Market, if any, (c) the expenses incurred for printing the Proxy Statement, and (d) the filing fee in connection with the filing(s), if any, under the HSR Act, shall be shared equally by RMSI, on the one hand, and Merkert, on the other hand. All costs and expenses for professional services rendered in connection with the transactions contemplated by this Agreement and the Ancillary Agreements including, but not limited to, investment banking and legal services ("Professional Expenses"), will be paid by each party incurring such costs and expenses. Notwithstanding anything in this Agreement to the contrary, in the event that the Merger is consummated, all costs and expenses incurred by Merkert, RMSI and the RMSI Stockholders in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, any and all Professional Expenses) shall be paid by the Surviving Corporation; provided, however, that the Surviving Corporation shall not be obligated to pay any expenses incurred by Mr. Pedersen, Mr. Butler, Mr. Guffey or Mr. Watt in an amount not to exceed $10,000 in the aggregate.

         6.12 Notice of Default.

                  (a) Promptly upon the occurrence of, or promptly upon RMSI becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the RMSI prior to the date hereof, of any of the representations, warranties or covenants of RMSI contained in or referred to in this

Agreement, the RMSI Disclosure Letter or in any Exhibit referred to in this Agreement, RMSI shall give detailed written notice thereof to Merkert and RMSI shall use its best efforts to prevent or promptly remedy the same.

                  (b) Promptly upon the occurrence of, or promptly upon Merkert becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Merkert prior to the date hereof, of any of the representations, warranties or covenants of Merkert contained in or referred to in this Agreement, the Merkert Disclosure Letter or in any Exhibit referred to in this Agreement, Merkert give detailed written notice thereof to RMSI and Merkert shall use its best efforts to prevent or promptly remedy the same.

         6.13 Filings Under Hart-Scott-Rodino Act. As soon as practicable, each of Merkert and RMSI shall, if required, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the Hart-Scott-Rodino Act, which filings and supplemental information will comply in all material respects with the requirements of the Hart-Scott-Rodino Act. Each of Merkert and RMSI shall cooperate fully with the other in connection with the preparation of any such filings and shall use their respective best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the Hart-Scott-Rodino Act shall be borne and paid by one half by Merkert and one half by RMSI.

         6.14 Tax-Free Treatment. Neither Merkert nor RMSI nor any of the Merkert Subsidiaries nor any of the RMSI Subsidiaries shall take or cause to be taken any action, whether before or after Closing, which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         6.15 Nonsolicitation. Prior to the Effective Time and, in the event that this Agreement is terminated for any reason, for a period of one (1) year following the Effective Time, neither Merkert nor RMSI nor any of the Merkert Subsidiaries nor any of the RMSI Subsidiaries shall directly, or indirectly, solicit for employment or hire any employee of the other party, or any of their respective subsidiaries, with whom such party has had contact or who became known to such party in connection with the Merger; provided, however, that the foregoing provision shall not prohibit (i) the employment of an employee who contacts the hiring party of his or her own initiative and without any direct or indirect solicitation by such hiring party or (ii) general advertisement in newspapers or other periodicals in the ordinary course of business.

         6.16 Financing.

                  (a) RMSI and Merkert agree to use commercially reasonable efforts to refinance their existing senior debt and credit facilities with Chase Manhattan Bank and First Union National Bank, respectively (the "Senior Debt"), to the extent required, on terms which are commercially reasonable based upon the business, operations and financial condition of RMSI and Merkert (including any potential Tax liability of RMSI or the Surviving Corporation incurred in connection with the consummation of the Merger (the "Relevant Factors")) at the time, as determined independently by Merkert and RMSI in their respective good faith judgment.

                  (b) Merkert agrees to use commercially reasonable efforts to assume RMSI's 10 1/8% Senior Subordinated Notes due 2007 (the "RMSI Notes") and RMSI and Merkert will if necessary, use commercially reasonable efforts to obtain any consents or waivers required to permit the assumption of the RMSI Notes by Merkert; provided, however, that if Merkert and RMSI mutually agree to repurchase and refinance the RMSI Notes, Merkert and RMSI shall use commercially reasonable efforts to consummate such repurchase and refinancing on terms which are commercially reasonable based upon the Relevant Factors at the time, as determined independently by Merkert and RMSI in their respective good faith judgment.

                  (c) Merkert agrees to use commercially reasonable efforts to assist RMSI in completing the exchange offer relating to, and registration of, the RMSI Notes, including assisting RMSI in the preparation of pro forma financial statements and providing RMSI with any other information reasonably required to complete the exchange offer and the registration of the RMSI Notes.

         6.17 RMSI Employees. Each employee of RMSI who was an employee of RMSI immediately prior to the Closing shall (i) be entitled to participate in the Merkert Employee Programs (or any similar or successor program) to the same extent as similarly situated employees of Merkert, (ii) shall receive credit for such employee's past service with RMSI as of the Closing for all purposes under such plans and programs, (iii) to the extent permitted under the terms of such plans and programs, not to be subject to any waiting periods or limitations on benefits for pre-existing conditions and shall be given credit for amounts paid under corresponding plans during the appropriate period prior to the Closing and
(iv) shall be given credit for all accrued but unused vacation time credited to such employee as of the Closing. Notwithstanding the foregoing, nothing contained in this Section 6.19 shall confer any rights, remedies, obligations or liabilities upon any party other than the parties hereto.

         6.18 Exchange Offer Registration Statement. RMSI shall use reasonable best efforts to take all actions necessary, including without limitation, preparing and filing any additional amendments to its Registration Statement on Form S-4 initially filed on March 10, 1999 (the "RMSI Registration Statement") relating to the RMSI Notes, to have the RMSI Registration Statement declared effective with the SEC under the Securities Act and to consummate the exchange offer contemplated therein as promptly as practicable thereafter and prior to the Effective Time. RMSI will cause the RMSI Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Each of Merkert, on the one hand, and RMSI, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the RMSI Registration Statement. RMSI shall use its reasonable best efforts, and Merkert will cooperate with them, to have the RMSI Registration Statement declared effective by the SEC as promptly as practicable but in any event prior to the Effective Time. Each of Merkert and RMSI agrees promptly to correct any information provided by it for use in the RMSI Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the RMSI Registration Statement and to cause the RMSI Registration Statement as so amended or supplemented to be filed with the SEC and to be disseminated to the holders of the RMSI Notes. Each of Merkert and RMSI agrees that the information provided by it in writing for inclusion in the RMSI Registration Statement and each amendment or supplement thereto, at the time of mailing thereof, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Merkert and RMSI will advise the other party, and deliver copies (if any) to them, promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the RMSI Registration Statement, (ii) any responses thereto and (iii) notice of the time when the RMSI Registration Statement has been declared effective or any supplement or amendment has been filed, the issuance of any stop order.

         6.19 Option Registration Statement. Merkert shall prepare and file with the SEC under the Securities Act the Option Registration Statement relating to the registration of shares of Merkert Common Stock issuable upon the exercise of the Rollover Options, the New Options and the Director Options. Merkert and RMSI will cause the Option Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Merkert shall use its reasonable best efforts to have the Option Registration Statement declared effective as promptly as practicable following the Effective Time.

         6.20 Ancillary Agreements. The parties shall use their reasonable best efforts (i) to enter into a voting agreement in the form attached hereto as Exhibit D (the "Post-Merger Voting Agreement") by and among each of the RMSI Stockholders, Monroe & Company, LLC, and JLM Management Company, LLC, (ii) to obtain an executed SMART Cancellation Consent from each holder of SMARTs and the agreements representing such holder's SMARTs, (iii) enter into an advisory agreement in the form attached hereto as Exhibit F (the "Joint Advisory Agreement") by and among Merkert, Monroe & Company, LLC and Richmont Capital Partners I, L.P. and (iv) to enter into the Registration Rights Agreement (as defined in Section 7.2(e)).

         6.21 Spousal Consent. RMSI, Mr. Butler and Mr. Guffey shall use their respective best efforts to obtain, no later than seventy-two hours following the date hereof, a consent in substantially the form attached hereto as Exhibit F from the spouses of each of Mr. Butler and Mr. Guffey.


ARTICLE 7. CONDITIONS

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

                  (a) Stockholder Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of RMSI and this Agreement, the Merger and the Board Amendment shall have been approved and adopted by the requisite vote of the stockholders of Merkert.

                  (b) Hart-Scott-Rodino. All required filings under the Hart-Scott-Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

                  (c) Listing. Merkert shall have obtained the approval for the listing of the shares issuable in the Merger on the Nasdaq National Market, subject to official notice of issuance.

                  (d) Refinancing. (a) The Senior Debt shall have been refinanced to the extent required on terms which are commercially reasonable based upon the Relevant Factors at the time, as determined independently by Merkert and RMSI in their respective good faith judgment, (b) (i) Merkert shall have assumed the RMSI Notes, (ii) Merkert and RMSI shall have obtained any consents or waivers required for Merkert to assume the RMSI Notes on commercially reasonable terms as determined independently by both RMSI and Merkert in their respective good faith judgment and Merkert shall have assumed the RMSI Notes, or (iii) the RMSI Notes shall have been repurchased and refinanced on terms which are commercially reasonable based upon the Relevant Factors at the time, as determined independently by Merkert and RMSI in their respective good faith judgment ((a) and (b) together, the "Financing"), and (c) after giving effect to the Merger and the Financing, RMSI and Merkert, on a consolidated pro forma basis, shall have available funds to pay all expenses relating to the consummation of the Merger.

                  (e) Ancillary Agreements. The Post-Merger Voting Agreement and the Joint Advisory Agreement shall have been entered into by the parties thereto.

                  (f) No Injunction. No United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger.

         7.2 Conditions to Obligations of RMSI to Effect the Merger. The obligation of RMSI to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by RMSI:

                  (a) Representations and Warranties. Each of the representations and warranties of Merkert contained in this Agreement qualified as to materiality or Merkert Material Adverse Effect shall be true and correct in all respects and the representations and warranties of Merkert contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and RMSI shall have received a certificate, dated the Closing Date, signed on behalf of Merkert by the President of Merkert to the foregoing effect; provided, however, that (A) representations and warranties expressly made as of an earlier date need only be true and correct in all material respects as of such earlier date, (B) no decrease in the reported price of Merkert Common Stock, and no loss of any customers or principals shall be taken into account when determining the truth or accuracy of any representation or warranty, except to the extent that the loss of such customers or principals, individually or in the aggregate, constitute a Material Customer Loss.

                  (b) Performance of Obligations. Merkert shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Merkert at or prior to the Closing.

                  (c) Certificate from Officers. Merkert shall have delivered to RMSI a certificate of its respective President or Chief Financial Officer dated the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above with respect to Merkert in this Section 7.2 are true and correct.

                  (d) Opinion of Counsel. RMSI shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or another nationally recognized law firm selected by RMSI, subject to customary conditions and qualifications (including reliance, in part, on a certificate from an authorized officer of each of Merkert and RMSI (collectively, the "Tax Certificates") to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                  (e) Registration Rights. Merkert and the RMSI Stockholders and shall have entered into a registration rights agreement in the form attached hereto as Exhibit I-1 (the "Registration Rights Agreement").

                  (f) Consents. Merkert shall have obtained the consents set forth on Schedule 7.2(g) hereto in a form satisfactory to RMSI.

                  (g) Option Approval. Merkert shall have obtained the Merkert Option Approval from the stockholders of Merkert to the extent necessary.

         7.3 Conditions to Obligation of Merkert to Effect the Merger. The obligations of Merkert to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Merkert:

                  (a) Representations and Warranties. Each of the representations and warranties of RMSI contained in this Agreement qualified as to materiality or RMSI Material Adverse Effect and in Section 3.22 shall be true and correct in all respects and the representations and warranties of RMSI contained in this Agreement that are not so qualified (except for the representations in Section 3.22) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and Merkert shall have received a certificate, dated the Closing Date, signed on behalf of RMSI by the President of RMSI to the foregoing effect; provided, however, that (A) representations and warranties expressly made as of an earlier date need only be true and correct in all material respects as of such earlier date, and (B) the loss of any customer or principal shall not be taken into account when determining the truth or accuracy of any representation or warranty, except to the extent that the loss of such customers or principals, individually or in the aggregate, constitute a Material Customer Loss.

                  (b) Performance of Obligations. RMSI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by RMSI, at or prior to the Closing.

                  (c) Certificate from Officers. RMSI shall have delivered to Merkert a certificate of the Chairman of the Board, the President or the Chief Financial Officer of RMSI dated the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above in this Section 7.3 are true and correct.

                  (d) Opinion of Counsel. Merkert shall have received the opinion of Goodwin, Procter & Hoar LLP, or another nationally recognized law firm selected by Merkert, subject to customary conditions and qualifications (including reliance, in part, on the Tax Certificates (as defined in Section 7.2(d) to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code), which opinion shall not have been withdrawn or modified in any material respect.

                  (e) Consents. RMSI shall have obtained the consents set forth on Schedule 7.3(g) hereto in a form satisfactory to Merkert.

                  (f) Registration Rights Agreement. Merkert and certain stockholders of Merkert attached hereto as Exhibit I-2.

ARTICLE 8. TERMINATION; AMENDMENT; WAIVER

         8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of RMSI and Merkert:

                  (a) by mutual written consent of Merkert and RMSI;

                  (b) by Merkert or RMSI, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

                  (c) by RMSI, if Merkert has failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by RMSI;

                  (d) by Merkert, if RMSI shall have failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Merkert;

                  (e) (i) by RMSI, if the Board of Directors of Merkert or the Special Committee withdraws or modifies in a manner adverse to RMSI its approval or recommendation of the Merger, or (ii) by Merkert or RMSI, if the Board of Directors of Merkert, or any independent or special committee of the Board of Directors of Merkert formed for the purpose of evaluating a Superior Proposal, recommends a Superior Proposal as provided in Section 6.1(e);

                  (f) by either Merkert or RMSI, if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of Merkert upon the holding of a duly convened stockholder meeting; or

                  (g) by either Merkert or RMSI, if the Merger shall not have been consummated on or before December 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective
Time).

         8.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by either RMSI or Merkert as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of RMSI or Merkert, other than the provisions of Sections 6.5(b), 6.5(c), 6.6, 6.11, 6.15, 8.2, 8.3 and 9.4 and the last sentence of Section 9.3. Nothing contained in this Section 8.2 shall relieve any party for any willful breach of the representations, warranties, covenants or agreements set forth in this Agreement or any RMSI Voting Agreement or Merkert Voting Agreement.

                  (b) If Merkert or RMSI terminates this Agreement pursuant to
Section 8.1(e), then Merkert shall pay to RMSI an amount in cash equal to $2,500,000 plus out-of-pocket costs and expenses, in connection with this Agreement and the transactions contemplated hereby, including without limitation Professional Expenses (the "Termination Amount"). Payment of such Termination Amount shall be RMSI's exclusive remedy relating to such termination and, upon Merkert's payment of such amount, RMSI shall have no right to any further damages.

                  (c) If at any time prior to or within one year after termination of this Agreement pursuant to Section 8.1(f), Merkert enters into an agreement relating to a Post-Termination Acquisition Proposal (as hereinafter defined) with a person other than RMSI or Merkert's Board of Directors recommends or resolves to recommend to Merkert's stockholders approval or acceptance of a Post-Termination Acquisition Proposal with a person other than RMSI, then, upon the entry into such agreement or the making of such recommendation or resolution, Merkert shall pay to RMSI the Termination Amount which amount shall be reduced by any monies previously paid by Merkert to RMSI pursuant to this Section 8.2. Payment of such Termination Amount shall be RMSI's exclusive remedy relating to such termination and, upon Merkert's payment of such amount, RMSI shall have no right to any further damages. For purposes of this Agreement, "Post-Termination Acquisition Proposal" shall mean, with respect to any person, any Acquisition Proposal made after the termination of this Agreement.

                  (d) At any time prior to or within one year after termination of this Agreement, Merkert shall not enter into any agreement relating to a Post-Termination Acquisition Proposal with a Person other than RMSI unless such agreement provides that such Person shall, upon the execution of such agreement, pay any Termination Amount otherwise due RMSI under this Section 8.2.

         8.3 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of
Section 9.5, waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that if either party waives in writing any inaccuracies in the representations or warranties contained in this Agreement or any breaches thereof, or the sole remedy of such party (the "Determining Party") shall be to consummate the Merger; provided, further, that whether or not the Merger is consummated, the Determining Party may not seek any damages or other payments from the other party hereto arising out of or relating to any such inaccuracies or breaches. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


ARTICLE 9.          GENERAL PROVISIONS

         9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 2, and Sections 6.5, 6.9, 6.11, 6.17, 6.19, 8.3 and this Article 9 shall survive the Merger.

         9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

         If to Merkert:

                    Merkert American Corporation
                    490 Turnpike Street
                    Canton, MA  02021
                    Attn:  Gerald R. Leonard

               With copies to:

                    Goodwin, Procter & Hoar  LLP
                    Exchange Place
                    Boston, MA  02109
                    Attn:  Stuart M. Cable, P.C.


         If to RMSI:

                    Richmont Marketing Specialists Inc.
                    17855 North Dallas Parkway
                    Dallas, Texas  75287
                    Attn: Nancy Jagielski, Esq.

               With copies to:

                    Richmont Capital Partners I, L.P.
                    17855 North Dallas Parkway
                    Dallas, Texas  75287
                    Attn: Nick G. Bouras

                             and:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue, 46th Floor
                    New York, New York  10022
                    Attn:  Eileen Nugent Simon, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

         9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 2 and Sections 6.9 and 6.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.4 Entire Agreement. This Agreement (including all exhibits and schedules hereto), the Ancillary Agreements, the RMSI Disclosure Letter and the Merkert Disclosure Letter and any documents expressly identified in this Agreement as having been delivered by the parties in connection herewith including, without limitation, the Merkert SEC Report and the RMSI SEC Report, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto except that the Confidentiality Agreement shall remain in effect and shall be binding upon the parties hereto and thereto in accordance with their respective terms; provided, however, to the extent, any of the terms of the Confidentiality Agreement are inconsistent with this Agreement or any of the Ancillary Agreements, this Agreement and such Ancillary Agreements shall be controlling. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         9.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Merkert and the stockholders of RMSI, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. RMSI and Merkert hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

         9.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         9.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         9.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         9.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         9.11 Incorporation. The RMSI Disclosure Letter, the Merkert Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         9.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

         9.14 Certain Definitions.

                  (a) As used in this Agreement, the term "Merkert Subsidiary" or "Merkert Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity.

                  (b) As used in this Agreement, the term "RMSI Subsidiary" or "RMSI Subsidiaries" means when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity.

                  (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                  (d) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  (e) As used in this Agreement, the phrase "transactions contemplated by this Agreement" shall include without limitation, each act and transaction to be performed or completed under this Agreement or any of the Ancillary Agreements by any party hereto or thereto.

                  [remainder of page intentionally left blank]

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                              MERKERT AMERICAN CORPORATION



                              By:  /s/ Gerald R. Leonard
                                 -----------------------------------------------
                                   Name: Gerald R. Leonard
                                   Title: President & Chief Executive Officer



                              RICHMONT MARKETING SPECIALISTS INC.



                              By:  /s/ Ronald D. Pedersen
                                 -----------------------------------------------
                                   Name:  Ronald D. Pedersen
                                   Title:  President and Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


                                            RMSI  STOCKHOLDERS:

                                            MS ACQUISITION LIMITED

                                            By: MS Acquisition Corporation, its
                                                General Partner



                                            By:/s/ Nick Bouras
                                               ---------------------------------
                                               Name: Nick Bouras
                                               Title: Vice President



                                            /s/ Ronald D. Pedersen
                                            ---------------------------------
                                            Ronald D. Pedersen


                                            /s/ Bruce A. Butler
                                            ---------------------------------
                                            Bruce A. Butler


                                            /s/ Gary R. Guffey
                                            ---------------------------------
                                            Gary R. Guffey


                                            /s/ Jeffrey A. Watt
                                            ---------------------------------
                                            Jeffrey A. Watt



                                      S-2